As filed with the Securities and Exchange Commission on August 12, 2008

Registration No. 333-151646

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO
FORM S-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SYMPHONY ACQUISITION CORP.

(Exact Name of Registrant As Specified in Its Charter)

Delaware	6770	26-2325295
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

825 Third Avenue, 40th Floor
New York, New York 10022
(212) 319-7676

(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Eric S. Rosenfeld, Chairman, Chief Executive Officer and President
Symphony Acquisition Corp.
825 Third Avenue, 40th Floor
New York, New York 10022
(212) 319-7676

(Name, Address, Including Zip Code, and Telephone Number,
Including Area Code, of Agent for Service)

Copies to:

David Alan Miller, Esq. Jeffrey M. Gallant, Esq. Graubard Miller The Chrysler Building 405 Lexington Avenue New York, New York 10174 (212) 818-8800 (212) 818-8881 – Facsimile	Robert Cohen, Esq. Brian J. Gavsie, Esq. Greenberg Traurig, LLP Met Life Building 200 Park Avenue New York, New York 10166 (212) 801-6907 (212) 801-6400 – Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Common Stock, $.0001 par value, and one Warrant(2)	7,043,750 Units	$8.00	$56,350,000	$2,214.56
Shares of Common Stock included as part of the Units(2)	7,043,750 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	7,043,750 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Units(4)	7,043,750 Shares	$6.00	$42,262,500	$1,660.92
Representative’s Unit Purchase Option	1	$100	$100	—	(3)
Units underlying the Representative’s Unit Purchase Option (“Underwriter’s Units”)(4)	490,800 Units	$10.00	$4,908,000	$192.88
Shares of Common Stock included as part of the Underwriter’s Units(4)	490,800 Shares	—	—	—	(3)
Warrants included as part of the Underwriter’s Units(4)	490,800 Warrants	—	—	—	(3)
Shares of Common Stock underlying the Warrants included in the Underwriter’s Units(4)	490,800 Shares	$6.00	$2,944,800	$115.73
Total			$106,465,400	$4,184.09	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 918,750 Units, 918,750 shares of Common Stock and 918,750 Warrants underlying such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there are also being registered such additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as a result of the anti-dilution provisions contained in the Warrants.
(5)	A filing fee of $4,260.63 has previously been paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, AUGUST 12, 2008

PROSPECTUS

$49,000,000

SYMPHONY ACQUISITION CORP.

6,125,000 Units

Symphony Acquisition Corp. a Delaware company formed on March 26, 2008, is a blank check company organized for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses or assets, which we refer to as a target business. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we will not consummate a business combination with a target business that derives more than 50% of its gross revenues from operations in any one or more segments of the construction, engineering, water, design, environmental, energy, recycling, waste management, logistics or related industries except as described in this prospectus. We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. If we are unable to consummate a business combination within 24 months from the consummation of this offering, or 30 months from the consummation of this offering if we have entered into a definitive agreement with a target business for a business combination within 24 months from the consummation of this offering and such business combination has not yet been consummated within such 24 month period, our activities will be limited to our liquidation and dissolution and we will seek stockholder approval to liquidate and distribute the proceeds held in the trust account to our public stockholders.

This is an initial public offering of our securities. Each unit that we are offering has a price of $8.00 and consists of one share of our common stock and one warrant. Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00 for cash or on a cashless basis, at our option. Each warrant will become exercisable on the later of , 2009 [one year from the date of this prospectus] and the completion of a business combinationand will expire on  , 2012 [four years from the date of this prospectus], or earlier upon redemption.

We have granted EarlyBirdCapital, Inc., the representative of the underwriters, a 45-day option to purchase up to 918,750 units (over and above the 6,125,000 units referred to above) solely to cover over-allotments, if any. The over-allotment will be used only to cover the net syndicate short position resulting from the initial distribution. We have also agreed to sell to EarlyBirdCapital, for $100, as additional compensation, an option to purchase up to a total of 490,800 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. The purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part.

Eric S. Rosenfeld, our chairman of the board, chief executive officer and president, David D. Sgro, our chief financial officer, secretary and a member of our board of directors, Arnaud Ajdler, Mark S. Hauser and David Walke, each a member of our board of directors, Joel M. Greenblatt, a special advisor of ours, and Gregory R. Monahan, a stockholder of ours, have committed to purchase from us an aggregate of 1,500,000 warrants at $0.70 per warrant (for a total purchase price of $1,050,000). These purchases will take place on a private placement basis simultaneously with the consummation of this offering. All of the proceeds we receive from the purchases will be placed in the trust account described below. The “insider warrants” to be purchased by these individuals will be identical to warrants underlying the units being offered by this prospectus except that we may not call them for redemption and they will be exercisable for cash or on a cashless basis, at the holder’s option, in each case so long as they are still held by the purchasers or their permitted transferees. The purchasers of the insider warrants have agreed that the insider warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed a business combination.

There is presently no public market for our units, common stock or warrants. The units will be quoted on the OTC Bulletin Board under the symbol  on or promptly after the date of this prospectus. Once the securities comprising the units begin separate trading, the common stock and warrants will be quoted on the OTC Bulletin Board under the symbols  and , respectively. We cannot assure you that our securities will continue to be quoted on the OTC Bulletin Board.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 19 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Public Offering Price	Underwriting Discount and Commissions(1)	Proceeds, Before Expenses, to Us
Per unit	$8.00	$0.56	$7.44
Total	$49,000,000	$3,430,000	$45,570,000

(1)	Of the underwriting discount and commissions, $1,715,000 ($0.28 per unit) is being deferred by the underwriters and will not be payable by us to the underwriters unless and until we consummate a business combination.

$46,235,000 of the net proceeds of this offering (including the $1,715,000, or $0.28 per unit, of underwriting discounts and commissions payable to the underwriters in this offering which are being deferred by them until we consummate a business combination), plus the additional aggregate $1,050,000 we will receive from the purchase of the insider warrants simultaneously with the consummation of this offering, for an aggregate of $47,285,000 (or $7.72 per unit sold to the public in this offering), will be deposited into a trust account at Wachovia Securities, LLC, maintained by American Stock Transfer & Trust Company acting as trustee. Except as described in this prospectus, these funds will not be released to us until the earlier of the completion of a business combination or our liquidation.

We are offering the units for sale on a firm-commitment basis. EarlyBirdCapital, acting as representative of the underwriters, expects to deliver our securities to investors in the offering on or about  , 2008.

EarlyBirdCapital, Inc.

Morgan Joseph	Pali Capital, Inc.

 , 2008

NOTICE TO ARIZONA RESIDENTS

Individual investors residing in Arizona must meet the following criteria in order to purchase Units:

1.	Minimum of $150,000, or $200,000 when combined with spouse, in gross income during the prior year and a reasonable expectation that the investor will have such income in the current year; or
2.	Minimum net worth of $350,000, or $400,000 when combined with spouse, exclusive of home, home furnishings and automobiles, with the investment not exceeding 10% of the net worth of the investor, together with spouse, if applicable.

SYMPHONY ACQUISITION CORP.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

•	references to “we,” “us” or “our company” refer to Symphony Acquisition Corp.;
•	“initial stockholders” refers to all of our stockholders prior to this offering, including all of our officers and directors;
•	the term “public stockholders” means the holders of the shares of common stock which are being sold as part of the units in this public offering (whether they are purchased in the public offering or in the aftermarket), including any of our initial stockholders to the extent that they purchase such shares; and
•	unless otherwise stated, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

We are a blank check company organized under the laws of the State of Delaware on March 26, 2008. Pursuant to our amended and restated certificate of incorporation, we were formed with the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses or assets, which we refer to as a target business. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we will not consummate a business combination with a target business that derives more than 50% of its gross revenues from operations in any one or more segments of the construction, engineering, water, design, environmental, energy, recycling, waste management, logistics or related industries except as described in this prospectus. except as described below. We intend to initially focus our search on businesses in the United States, but will also explore opportunities in international markets that are attractive to us. To date, our efforts have been limited to organizational activities.

We do not have any specific business combination under consideration and we have not (nor has anyone on our behalf) contacted any prospective target business or had any discussions, formal or otherwise, with respect to such a transaction. We have not (nor have any of our agents or affiliates) been approached by any candidates (or representative of any candidates) with respect to a possible acquisition transaction with our company. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate any such acquisition candidate.

We will have 24 months from the consummation of this offering, or 30 months from the consummation of this offering if we have entered into a definitive agreement with a target business for a business combination within 24 months from the consummation of this offering and such business combination has not yet been consummated within such 24 month period, to consummate a business combination. If we are unable to consummate a business combination by such date, our activities will be limited to our liquidation and dissolution and we will seek stockholder approval to liquidate and distribute the proceeds held in the trust account to our public stockholders. Our initial business combination must be with a target business or businesses whose collective fair market value is at least equal to 80% of our net assets (all of our assets, including the funds held in the trust account, less our liabilities) at the time of the execution of a definitive agreement for such business combination, although this may entail simultaneous acquisitions of several target businesses. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value).

The target business or businesses that we acquire may have a collective fair market value substantially in excess of 80% of our net assets. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (meaning not less than 50.1% of the voting securities of the target business or all or substantially all of the assets of such target business). If we issue securities in order to consummate a business combination, our stockholders could end up owning a minority of the combined company as there is no requirement that our stockholders own a certain percentage of our company after our business combination. If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of execution of a definitive agreement for the business combination. If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single target business.

Simultaneously with our formation, our officers formed Staccato Acquisition Corp., formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses or assets that derives more than 50% of its gross revenues from any one or more segments of the construction, engineering, water, design, environmental, energy, recycling, waste management, logistics or related industries. It is anticipated that our initial public offering will coincide with that of Staccato Acquisition Corp. although this is not a requirement of either offering. If Staccato Acquisition Corp. does not complete its initial public offering, we may execute a definitive agreement for an initial business combination with a target business having revenues in any industry we choose. However, assuming Staccato Acquisition Corp. completes its initial public offering, pursuant to our amended and restated certificate of incorporation, unless and until Staccato Acquisition Corp. enters into a definitive agreement for its initial business combination, we are prohibited from executing a definitive agreement for an initial business combination with a target business that derives more than 50% of its gross revenues from any one or more segments of the construction, engineering, water, design, environmental, energy, recycling, waste management, logistics or related industries. Accordingly, our board of directors will determine whether the target business meets the foregoing criteria as part of its evaluation of a particular target business prior to submitting it to stockholders for their consideration. Except as set forth above, we may not acquire a target business that Staccato Acquisition Corp. may acquire pursuant to its amended and restated certificate of incorporation. Because we cannot acquire a target business that Staccato Acquisition Corp. can unless Staccato Acquisition Corp. has not completed its initial public offering or, if it has completed its initial public offering, has first entered into a definitive agreement for an initial business combination, we believe that our officers will not have any conflict of interest in determining to which entity to present a particular opportunity for a business combination.

Private Placements

In April 2008, our initial stockholders purchased an aggregate of 1,760,937 units, each unit consisting of one share of common stock and one warrant, for an aggregate purchase price of $25,000, or approximately $0.01 per unit. We refer to these units as the “initial units,” we refer to the shares of common stock and warrants included within the initial units as the “initial shares” and “initial warrants,” respectively, and we refer to the initial units, initial shares and initial warrants as the “initial securities,” throughout this prospectus. The 1,760,937 initial units includes an aggregate of 229,687 units subject to forfeiture to the extent that over-allotment option is not exercised in full so that our initial stockholders will own 20% of our issued and outstanding common stock after this offering (excluding any units or shares of common stock that they may purchase in or after this offering).

Additionally, Eric S. Rosenfeld, David D. Sgro, Arnaud Ajdler, Gregory R. Monahan, Joel M. Greenblatt, Mark S. Hauser and David Walke have committed to purchase 1,500,000 warrants at $0.70 per warrant (for a total purchase price of approximately $1,050,000) simultaneously with the consummation of this offering. We refer to these warrants as the “insider warrants” throughout this prospectus.

The terms and restrictions of the initial securities and insider warrants are described in more detail throughout this prospectus.

Our principal executive offices are located at 825 Third Avenue, 40th Floor, New York, New York 10022 and our telephone number is (212) 319-7676.

THE OFFERING

Securities offered
6,125,000 units, at $8.00 per unit, each unit consisting of:
• one share of common stock; and
• one warrant.
The units will begin trading on or promptly after the date of this prospectus. Each of the common stock and warrants may trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital determines that an earlier date is acceptable (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular). In no event will EarlyBirdCapital allow separate trading of the common stock and warrants until we file an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place three business days from the date the units commence trading. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent or amended Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in the Form 8-K, or amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.
Securities to be sold to insiders simultaneously with this offering
1,500,000 insider warrants at $0.70 per warrant (for a total purchase price of approximately $1,050,000) will be sold to Eric S. Rosenfeld, David D. Sgro, Arnaud Ajdler, Gregory R. Monahan, Joel M. Greenblatt, Mark S. Hauser, and David Walke, pursuant to letter agreements among us, EarlyBirdCapital and such purchasers. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that we may not call the insider warrants for redemption and they will be exercisable for cash or on a cashless basis, at the holder’s option, in each case so long as they are still held by such purchasers or their permitted transferees. The purchasers have agreed that the insider warrants will not be sold or transferred by them (except to certain permitted transferees) until after we have completed a business combination. EarlyBirdCapital has advised us that it has no intention of waiving these restrictions and does not anticipate any circumstances in which it would waive these restrictions. In the event of a liquidation prior to our initial business combination, the insider warrants will expire worthless. The holders of the insider warrants (including the common stock underlying the initial warrants) will be entitled to registration rights. The holders of a majority of the insider warrants (or underlying securities) are entitled to make up to two demands at any time after we consummate a business combination and are entitled to certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination.
Units:
Number outstanding before this offering
1,760,937(1) units
Number to be outstanding after this offering
7,656,250(2) units
Common stock:
Number outstanding before this offering
1,760,937(3) shares
Number to be outstanding after this offering
7,656,250(4) shares
Warrants:
Number outstanding before this offering
1,760,937 warrants(5)
Number to be sold to insiders
1,500,000 warrants
Number to be outstanding after this offering and sale to insiders
9,156,250 warrants(6)
Exercisability
Each warrant is exercisable for one share of common stock.
Exercise price of warrants sold in this offering
$6.00 in cash or on a cashless basis, at our option.

(1)	This number includes an aggregate of 229,687 units that are subject to forfeiture by our initial stockholders if the over-allotment option is not exercised by the underwriters.
(2)	Assumes the over-allotment option has not been exercised and an aggregate of 229,687 units have been forfeited by our initial stockholders.
(3)	This number includes an aggregate of 229,687 shares of common stock that are subject to forfeiture by our initial stockholders if the over-allotment option is not exercised by the underwriters.
(4)	Assumes the over-allotment option has not been exercised and an aggregate of 229,687 shares of common stock have been forfeited by our initial stockholders.
(5)	This number includes an aggregate of 229,687 warrants that are subject to forfeiture by our initial stockholders if the over-allotment option is not exercised by the underwriters.
(6)	Assumes the over-allotment option has not been exercised and an aggregate of 229,687 warrants have been forfeited by our initial stockholders.

Exercise period
The warrants will become exercisable on the later of the completion of a business combination with a target business and , 2009 [one year from the date of this prospectus]. However, the public warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. As the initial warrants and insider warrants were issued in private placements, they may be exercised for unregistered shares if a registration statement relating to the shares of common stock issuable upon exercise of the warrants is not effective and current. The warrants will expire at 5:00 p.m., New York City time, on [], 2012 [four years from the date of this prospectus] or earlier upon redemption.
Redemption
We may redeem the outstanding warrants (including any outstanding warrants issued upon exercise of the unit purchase option granted to EarlyBirdCapital and its designees but excluding the initial warrants and insider warrants), with the prior written consent of EarlyBirdCapital:
• in whole and not in part,
• at a price of $.01 per warrant at any time while the warrants are exercisable,
• upon a minimum of 30 days’ prior written notice of redemption, and

•

if, and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We will not redeem the public warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and a prospectus is available for use throughout the 30-day redemption period.
If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise his, her or its warrant prior to the scheduled redemption date. However, the price of the common stock may fall below the $11.50 trigger price as well as the $6.00 warrant exercise price after the redemption notice is issued.
The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

If we call the warrants for redemption as described above, we will have the option to require all holders that wish to exercise our warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the fair market value of the shares of common stock by (y) the fair market value of the common stock. The “fair market value” is the average reported last sale price of our common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
If we call the warrants for redemption and we do not take advantage of this option, the purchasers of the insider warrants would still be entitled to exercise their insider warrants as described above for cash or on a cashless basis using the same formula that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis.
Since we may redeem the warrants only with the prior written consent of EarlyBirdCapital and EarlyBirdCapital may hold warrants subject to redemption, EarlyBirdCapital may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that EarlyBirdCapital will consent to such redemption if it is not in its best interest even if it is in our best interest.
Proposed OTC Bulletin Board symbols for our:
Units
[]
Common stock.
[]
Warrants.
[]
Offering proceeds to be held in trust
$46,235,000 of the net proceeds of this offering plus the $1,050,000 we will receive from the sale of the insider warrants (for an aggregate of $47,285,000 or $7.72 per unit sold to the public in this offering) will be placed in a trust account at Wachovia Securities, LLC, maintained by American Stock Transfer & Trust, acting as trustee pursuant to an agreement to be signed on the date of this prospectus. This amount includes $1,715,000 of underwriting discounts and commissions payable to the underwriters in the offering that is being deferred. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination. Except as set forth below, these proceeds will not be released until the earlier of the completion of a business combination and our liquidation. Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or expenses which we may incur related to the investigation and selection of a target business and the negotiation of an agreement to acquire a target business.
Notwithstanding the foregoing, there can be released to us from the trust account (i) amounts necessary to purchase up to 15% of the shares sold in this offering, as described in more detail below, (ii) interest earned on the funds in the trust account up to an aggregate of $1,000,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (iii) interest earned on the funds in the trust account in any amounts we may need to pay our income or other tax obligations. Except for these exceptions, none of the funds held in the trust account will be released prior to the consummation of our business combination or our liquidation. Accordingly, except as set forth above, expenses incurred by us may be paid prior to a business combination only from the net proceeds of this offering not held in the trust account (initially, approximately $500,000).
None of the warrants may be exercised until after the consummation of a business combination and, thus, after the proceeds of the trust account have been disbursed. Accordingly, the warrant exercise price will be paid directly to us and not placed in the trust account.
Limited payments to insiders
There will be no fees or other cash payments paid to our initial stockholders, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is) other than:
• repayment of a $100,000 non-interest bearing loan made by Eric S. Rosenfeld;
• payment of $10,000 per month to Crescendo Advisors II, LLC, an affiliate of Eric S. Rosenfeld, for office space and related services; and

•

reimbursement of out-of-pocket expenses incurred by them in connection with certain activities on our behalf, such as identifying and investigating possible business targets and business combinations.

Amended and restated certificate of incorporation
As discussed below, there are specific provisions in our certificate of incorporation that may not be amended prior to our consummation of a business combination, including our requirements to consummate a business combination within a certain period of time, to seek stockholder approval of such a business combination and to allow our stockholders to seek conversion of their shares if they do not approve of such a business combination. While we have been advised that such provisions limiting our ability to amend our amended and restated certificate of incorporation may not be enforceable under Delaware law, we view these provisions, which are contained in Article Sixth of our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions.
Stockholders must approve business combination
Pursuant to our amended and restated certificate of incorporation, we will seek stockholder approval before we effect any business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. We view this requirement as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. We will publicly announce the record date for determining the shareholders entitled to vote at the meeting to approve a proposed business combination at least two business days prior to such record date. In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote the shares of common stock owned by them immediately before this offering in accordance with the majority of the shares of common stock voted by the public stockholders. We will proceed with a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights described below. Accordingly, it is our understanding and intention in every case to structure and consummate a business combination in which public stockholders owning approximately 39.99% of the shares sold in this offering may exercise their conversion rights and the business combination will still go forward.
Permitted purchases of shares and restrictions on certain transactions
Prior to the consummation of a business combination, there can be released to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering (918,750 shares, or 1,056,562 shares if the over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the date immediately prior to the vote held to approve such business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information. It is intended that purchases will comply with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, at prices (inclusive of commissions) not to exceed the per-share amount then held in trust (initially $7.72 per share). We can purchase any or all of the 918,750 shares (or 1,056,562 shares if the over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased, when purchases are made and at what prices. Purchasing decisions will be made based on various factors, including the then current market price of our common stock and the terms of the proposed business combination. All shares purchased by us will be immediately cancelled.
Because public stockholders have the right to seek conversion of their shares if they vote against a proposed transaction (as described below), such stockholders would be entitled to receive a pro rata share of the funds held in our trust account if the transaction is consummated. However, such a stockholder would have to wait until after the closing of the proposed business combination in order to receive his share of the funds in the trust account. Alternatively, such a stockholder could seek to sell his shares in the open market prior to the consummation of a proposed business combination. As a result, we are allowed, solely in our discretion, to purchase such shares at prices not to exceed the per-share amount then held in trust thereby providing a readily available market for a public stockholder wishing to sell his shares. At the same time, by agreeing to pay no more than the per-share amount then held in trust for such shares, the resulting per-share conversion or liquidation price for all of our other public stockholders increases (or at worst, remains constant) because we may have paid less to the selling stockholder than we would have had to pay had such stockholder sought conversion.
The foregoing may have the effect of making it easier for us to complete our initial business combination because the conversion threshold will remain constant at a percentage of the shares sold in this offering even if we purchase shares of common stock in the open market. As a result, the conversion threshold will effectively represent a greater percentage of the number of outstanding shares that may be converted to the extent we make any such purchases. Additionally, as there would be fewer shares outstanding following such purchases, the number of shares that would be required to be voted in favor of any potential business combination for such transaction to be approved would be reduced. However, if we made such purchases, we would have less cash immediately available to us to complete a proposed business combination and therefore may be required to obtain third-party financing.
We and our initial stockholders, including our officers and directors, have also agreed not to enter into any type of transaction the purpose of which is to induce a public stockholder to vote for approval of our initial business combination (including payments of money, transfers of securities or purchases of securities). This agreement, however, will not restrict our ability to purchase our securities as described above or our initial stockholders from purchasing our securities at prices not to exceed then prevailing market prices.
Conversion rights for stockholders voting to reject a business combination
Pursuant to our amended and restated certificate of incorporation, public stockholders voting against a business combination will be entitled to convert their stock into a pro rata share of the trust account (initially $7.72 per share), plus any interest earned on their portion of the trust account but less the interest that may be released to us as described above, if the business combination is approved and completed. Interest will continue to accrue up to two business days prior to the consummation of the business combination.
We may proceed with a business combination as long as public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights. Accordingly, public stockholders owning approximately 39.99% of the shares sold in this offering may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 40% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. The conversion threshold will remain at 40% even if we purchase shares of common stock in the open market after the filing of the preliminary proxy statement for our initial business combination as described above. As a result, the 40% threshold will effectively represent a greater number of shares that may be converted to the extent we make any such purchases. The foregoing may have the effect of making it easier for us to complete our initial business combination.
Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended) will be restricted from seeking conversion rights with respect to 10% or more of the shares sold in this offering. We will require each public stockholder seeking to exercise conversion rights to certify to us, under penalty of perjury, whether such stockholder is acting in concert or as a group with any other stockholder. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. By restricting a stockholder’s ability to convert 10% or more of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.
We view the right to seek conversion as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. Our initial stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial shares or purchased by them in this offering or in the aftermarket.
Public stockholders who convert their stock into their share of the trust account will continue to have the right to exercise any warrants they may hold.
An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. At such time, the stockholder will also have to certify to us whether such stockholder is acting in concert or as a group with any other stockholder as described above. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be up to the broker whether or not to pass this cost on to the converting holder.
The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to deliver his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date.
Any request for conversion, once made, may be withdrawn at any time up to the vote on the business combination. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically).
If a vote on our initial business combination is held and the business combination is not approved, we may continue to try to consummate a business combination until 24 months from the consummation of this offering (or 30 months from the consummation of this offering if the extension criteria described elsewhere in this prospectus have been satisfied). If an initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public stockholder.
Liquidation if no business combination
If we do not consummate our initial business combination within 24 months from the consummation of this offering (or within 30 months from the consummation of this offering if a definitive agreement has been executed within 24 months from the consummation of this offering and the business combination has not yet been consummated within such 24-month period), we will seek stockholder approval to dissolve as promptly as practicable and to liquidate and release only to our public stockholders, as part of our plan of distribution, the amount then held in our trust account, net of any amounts released to us to purchase up to 15% of the shares sold in this offering, including (i) all accrued interest, net of any amounts released to us to pay our tax obligations or to fund our working capital requirements and (ii) all deferred underwriting discounts and commissions, plus any remaining assets.
Our initial stockholders have waived their rights to participate in any liquidation distribution with respect to the initial shares. There will be no distribution from the trust account with respect to our warrants, and all rights of our warrants will terminate on our liquidation. We estimate that our total costs and expenses for implementing and completing our stockholder-approved dissolution and plan of distribution, if not done in connection with a stockholder vote with respect to a potential business combination, will be between $50,000 and $100,000. This amount includes all costs and expenses relating to filing a certificate of dissolution with the State of Delaware, the winding up of our company, printing and mailing a proxy statement, holding a stockholders’ meeting relating to the approval by our stockholders of our dissolution and plan of distribution, legal fees and other filing fees. We believe that there should be sufficient funds available to us out of the net interest earned on the trust account and otherwise released to us to fund our working capital requirement, to fund the $50,000 to $100,000 in costs and expenses. However, if such funds are insufficient, Eric S. Rosenfeld has agreed to advance us the funds necessary to complete such liquidation and has agreed not to seek repayment of such expenses.
Stockholder approval of liquidation requirement
We cannot provide investors with assurances of a specific timeframe for our dissolution and liquidation. Pursuant to our amended and restated certificate of incorporation, upon the expiration of such 24- or 30-month time period, as applicable, it is intended that our purposes and powers will be limited to dissolving, liquidating and winding up. Also contained in our amended and restated certificate of incorporation is the requirement that our board of directors, to the fullest extent permitted by law, consider a resolution to dissolve our company at that time. Consistent with such obligations, our board of directors will seek stockholder approval for any such plan of distribution, and our initial stockholders have agreed to vote in favor of such dissolution and liquidation. As promptly as practicable upon the later to occur of (i) the approval by our stockholders of our plan of distribution as effected by the affirmative vote of a majority of the outstanding shares of our common stock or (ii) the effective date of such approved plan of distribution, we will liquidate our trust account to our public stockholders.
In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, it is intended that our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Pursuant to our trust agreement governing the trust account, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released (other than in connection with the funding of working capital and tax obligations, a conversion, purchasing shares in the open market or a business combination as described elsewhere in this prospectus). Consequently, holders of a majority of our outstanding stock must approve our dissolution and plan of distribution in order to receive the funds held in our trust account and, other than as described above, the funds will not be available for any other corporate purpose.
If we are unable to conclude an initial business combination and we expend all of the net proceeds of this offering other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share liquidation price will be approximately $7.72, or approximately $0.28 less than the per-unit offering price of $8.00. The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot tell you for certain what the actual per-share liquidation price will be.
The per-share distribution from the trust account, if we liquidate, may be less than $7.72, plus interest then held in the trust account, for the following reasons:
• Prior to liquidation, pursuant to Section 281 of the DGCL, we will adopt a plan that will provide for our payment, based on facts known to us at such time, of (1) all existing claims, (2) all pending claims and (3) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time as well as provide for any claims that we believe could potentially be brought against us within the subsequent 10 years prior to distributing the funds held in the trust to our public stockholders. We may not be able to properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims of creditors to the extent of distributions received by them (but no more).

•

While we will seek to have all vendors and service providers (which would include any third parties we engaged to assist us in any way in connection with our search for a target business or businesses) and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they will execute such agreements. Nor is there any guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account or that a court would conclude that such agreements are legally enforceable. Eric S. Rosenfeld has agreed to indemnify us to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us but only if such a vendor or prospective target business does not execute a waiver for claims against the trust account. Mr. Rosenfeld has provided a similar indemnification agreement to Staccato Acquisition Corp. although we do not anticipate that this will impact his ability to satisfy his obligations to us. Nevertheless, based on the foregoing, Mr. Rosenfeld may not be able to satisfy his obligations to us if he is required to do so. Furthermore, Mr. Rosenfeld will not have any liability as to any claimed amounts owed to a third party who executed a waiver (including a prospective target business or businesses).

Escrow of initial securities and restrictions on transferring such securities
On the date of this prospectus, all of our initial stockholders, including all of our officers and directors, will place their initial securities into an escrow account maintained by American Stock Transfer & Trust Company, acting as escrow agent, until one year after the consummation of our initial business combination. These securities may be released from escrow earlier than this date if (i) the underwriters do not exercise the over-allotment option in full but only to the extent necessary to maintain our initial stockholders’ collective ownership of our common stock at 20% or (ii) within the first year after we consummate an initial business combination and:
• the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30-trading day period; or

•

we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Additionally, a portion of the initial units will be forfeited by our initial stockholders and returned to us for cancellation if more than a total of 35% of the shares sold in this offering (2,143,750 shares, or 2,465,312 shares if the over-allotment option is exercised in full) are either (i) purchased by us prior to the consummation of a business combination as described above or (ii) voted by the holders of such shares against a proposed business combination with a corresponding exercise of conversion rights and such business combination is consummated so that the initial stockholders will collectively own no more than 27.78% of our outstanding shares of common stock upon consummation of such business combination (without giving effect to any shares that may be issued in the business combination).
The only permitted transfers of these securities during the escrow period will be (A) pledges to secure obligations incurred in connection with purchases of our securities or (B) transfers to (i) our officers and directors, (ii) an entity’s members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death or (v) pursuant to a qualified domestic relations order, in each case where the transferee agrees to the terms of the escrow agreement. In no other event will our initial stockholders be able to transfer their initial units, initial shares or initial warrants during the escrow period.

Risks

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of our management team, but also the special risks we face as a blank check company, as well as the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. Additionally, our initial security holders’ initial equity investment is below that which is required under the guidelines of the North American Securities Administrators’ Association, Inc. and we do not satisfy such association’s policy regarding unsound financial condition. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 19 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data are presented.

	May 21, 2008
	Actual	As Adjusted(1)
Balance Sheet Data:
Working capital (deficiency)	($79,280)	$46,093,672
Total assets	$202,952	$47,808,672
Total liabilities	$179,280	$1,715,000
Value of common stock which may be converted to cash	$—	$18,913,992
Stockholders’ equity	$23,672	$27,179,680

(1)	Includes the $1,050,000 we will receive from the sale of the insider warrants.

The “as adjusted” information gives effect to the sale of the units we are offering, including the application of the related gross proceeds, the payment of the estimated remaining costs from such sale and the repayment of the accrued and other liabilities required to be repaid.

Working capital excludes $102,952 of costs related to this offering which were paid or accrued prior to May 21, 2008. These deferred offering costs have been recorded as a long-term asset and are reclassified against stockholders’ equity in the “as adjusted” information.

The “as adjusted” working capital and total assets amounts include the $47,285,000 to be held in the trust account, which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. The total amount to be placed in trust includes an additional $1,715,000 (or approximately $0.28 per share) of deferred underwriting discounts and commissions payable to the underwriters in the offering only if we consummate a business combination. If a business combination is not so consummated, the trust account totaling $47,285,000 of net proceeds from the offering, including $1,050,000 of proceeds from the private placement of the insider warrants, together with all accrued interest earned thereon, less (i) any amounts released to us to purchase shares of our common stock, (ii) up to $1,000,000 of interest earned on the funds in the trust account that may be released to us to fund our expenses and other working capital requirements and (iii) any amounts released to us to pay our income or other tax obligations, will be distributed solely to our public stockholders (subject to our obligations under Delaware law to provide for claims of creditors).

We will not proceed with a business combination if public stockholders owning 40% or more of the shares sold in this offering vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination if public stockholders owning up to approximately 39.99% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to approximately 39.99% of the 6,125,000 shares sold in this offering, or 2,449,999 shares of common stock, at an initial per-share conversion price of $7.72, without taking into account interest earned on the trust account. The actual per-share conversion price will be equal to:

•	the amount in the trust account after distribution to us of amounts described above, as of two business days prior to the proposed consummation of the business combination,
•	divided by the number of shares of common stock sold in the offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully the material risks described below, which we believe represent all the material risks related to the offering, together with the other information contained in this prospectus, before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially and adversely affected. In that event, the trading price of our securities could decline and you could lose all or part of your investment.

Risks Associated With Our Business

We are a development stage company with no operating history and, accordingly, you will not have any basis on which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to commence operations is dependent upon obtaining financing through the public offering of our securities. Since we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire a target business. We have not conducted any discussions and we have no plans, arrangements or understandings with any prospective acquisition candidates. We will not generate any revenues until, at the earliest, after the consummation of a business combination.

Our independent registered public accounting firm’s report contains an explanatory paragraph that expresses substantial doubt about our ability to continue as a “going concern.”

The report of our independent registered public accountants on our financial statements includes an explanatory paragraph stating that our ability to continue as a going concern is dependent on the consummation of this offering. The financial statements do not include any adjustments that might result from our inability to consummate this offering or our ability to continue as a going concern. Moreover, there is no assurance that we will consummate our initial business combination. These factors raise substantial doubt about our ability to continue as a going concern.

If we are forced to liquidate before a business combination and distribute the trust account, our public stockholders may receive less than $8.00 per share and our warrants will expire worthless.

If we are unable to complete a business combination within the prescribed time frames and are forced to liquidate our assets, the per-share liquidation distribution may be less than $8.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. Furthermore, there will be no distribution with respect to our outstanding warrants which will expire worthless if we liquidate before the completion of a business combination.

If we are unable to consummate a business combination, our public stockholders could be forced to wait up to 30 months before receiving liquidation distributions.

We have 24 months from the consummation of this offering (or 30 months from the consummation of this offering if the extension criteria described elsewhere in this prospectus have been satisfied) in which to complete a business combination. We have no obligation to return funds to investors prior to such date unless we consummate a business combination prior thereto and only then in cases where investors have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination and only at such time as our plan of dissolution is approved. Accordingly, investors’ funds may be unavailable to them until or after such date.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the SEC to protect investors of blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities prior to the consummation of a business combination, requiring us to complete a business combination within 18 months of the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, our units will be immediately tradable, we will be entitled to withdraw amounts from the funds held in the trust account prior to the completion of a business combination and we will have a longer period of time to complete such a business combination than we would if we were subject to such rule.

Because there are numerous companies with a business plan similar to ours seeking to effectuate a business combination, it may be more difficult for us to do so.

Since August 2003, based upon publicly available information, approximately 157 similarly structured blank check companies have completed initial public offerings in the United States. Of these companies, only 51 companies have consummated a business combination, while 24 other companies have announced they have entered into a definitive agreement for a business combination, but have not consummated such business combination, and 17 companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders. Accordingly, there are approximately 61 blank check companies with more than $12.0 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are approximately 89 additional offerings for blank check companies representing an aggregate of approximately $15.7 billion to be held in trust that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of those companies must complete a business combination in specific industries, a number of them may consummate a business combination in any industry they choose. Therefore, we may be subject to competition from these and other companies seeking to consummate a business plan similar to ours. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time periods.

If the net proceeds of this offering not being held in trust are insufficient to allow us to operate for at least the next 30 months, we may be unable to complete a business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 30 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

If we do not consummate a business combination and must therefore dissolve, payments from the trust account to our public stockholders may be delayed.

We currently believe that any dissolution and plan of distribution in connection with to the expiration of the 24 and 30 month deadlines would require us to have our stockholders consider a resolution for us to dissolve and liquidate. In connection therewith, we would file a proxy statement with the SEC recommending to our stockholders that they approve our proposed plan of distribution and liquidation and thereafter hold a meeting of stockholders to approve such a plan. This process could take as little as two months but could take significantly longer if the SEC reviews and comments on our proxy statement. In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, it is intended that our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Pursuant to the trust agreement governing such funds, the funds held in our trust account may not be distributed (other than as described elsewhere in this prospectus to purchase our securities, for working capital purposes or to pay our tax obligations) except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released. Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account.

These procedures, or a vote to reject any dissolution and plan of distribution by our stockholders, may result in substantial delays in the liquidation of our trust account to our public stockholders as part of our plan of distribution.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination because we will depend on interest earned on the trust account to fund our search for a target business, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $500,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with additional working capital we will need to identify one or more target businesses and to complete our initial business combination, as well as to pay any tax obligations that we may owe. While we are entitled to have released to us for such purposes certain interest earned on the funds in the trust account, a substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our initial stockholders to operate or may be forced to liquidate. Our initial stockholders are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share liquidation price received by stockholders will be less than $7.72 per share.

Our placing of funds in trust may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage and prospective target businesses we negotiate with, execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account. Nor is there any guarantee that a court would uphold the validity of such agreements. Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public stockholders. If we liquidate before the completion of a business combination and distribute the proceeds held in trust to our public stockholders, Eric S. Rosenfeld has agreed to indemnify us to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us, but only if such a vendor or prospective target business does not execute a waiver for claims against the trust account. Mr. Rosenfeld has also provided a similar indemnification agreement to Staccato Acquisition Corp. However, we cannot assure you that he will be able to satisfy his obligations to us. Therefore, we cannot assure you that the per-share distribution from the trust account, if we liquidate, will not be less than $7.72, plus interest, due to such claims.

Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.72 per share.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated certificate of incorporation provides that we will continue in existence only until 24 months from the consummation of this offering, or 30 months from the consummation of this offering if we have entered into a definitive agreement with a target business for a business combination within 24 months from the consummation of this offering and such business combination has not yet been consummated within such 24 month period. If we have not completed a business combination by such date, pursuant to the Delaware General Corporation Law, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after the expiration of the 24 month period and, therefore, we do not intend to comply with those procedures. Because we will not be complying with those procedures, we are required, pursuant to Section 281 of the Delaware General Corporation Law, to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent 10 years prior to distributing the funds held in the trust to stockholders. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the proceeds held in the trust account to our public stockholders promptly after expiration of the 24 or 30 month deadlines, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board may be viewed as having breached their fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposing itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to be practically worthless.

No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless at the time such holder seeks to exercise such warrant, a prospectus relating to the common stock issuable upon exercise of the warrant is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, the warrants held by public stockholders may have no value, the market for such warrants may be limited, such warrants may expire worthless and the purchasers of units will have effectively paid the full purchase price of the units solely for the common stock underlying such units. In no event shall a warrant holder be entitled to elect to receive a net cash settlement upon the exercise of warrants. Notwithstanding the foregoing, the insider warrants may be exercisable for unregistered shares of common stock even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current.

An investor will only be able to exercise a warrant if the issuance of common stock upon such exercise has been registered or qualified or is deemed exempt under the securities laws of the state of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue shares of common stock unless the common stock issuable upon such exercise has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following our completion of a business combination), we expect to become listed on a national securities exchange, which would provide an exemption from registration in every state. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the common stock issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants if the common stock issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Since we have not yet selected a particular industry or target business with which to complete a business combination, we are unable to currently ascertain the merits or risks of the industry or business in which we may ultimately operate.

Other than the restriction on our ability to consummate a business combination with a company operating in the construction, engineering, water, design, environmental, energy, recycling, waste management, logistics or related industries until Staccato Acquisition Corp. enters into a definitive agreement for a business combination, we may consummate a business combination with a company in any industry we choose and are not limited to any particular industry or type of business. Accordingly, there is no current basis for you to evaluate the possible merits or risks of the particular industry in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry. Although our management will endeavor to evaluate the risks inherent in a particular industry or target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

We may issue shares of our capital stock or debt securities to complete a business combination, which would reduce the equity interest of our stockholders and likely cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 25,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. Immediately after this offering and the purchase of the insider warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 7,205,900 authorized but unissued shares of our common stock available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants and the unit purchase option granted to EarlyBirdCapital) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our common or preferred stock, or a combination of common and preferred stock, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of our preferred stock:

•	may significantly reduce the equity interest of investors in this offering;
•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;
•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, could result in the resignation or removal of our present officers and directors and cause our public stockholders to become minority stockholders of the combined company;
•	may, in certain circumstances, have the effect of delaying or preventing a change in control of us; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

The value of your investment in us may decline if any of these events occur.

Our ability to successfully effect a business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may join us following a business combination.

Our ability to successfully effect a business combination is dependent upon the efforts of our key personnel. The role of our key personnel in the target business, however, cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following a business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular business combination. These agreements may provide for them to receive compensation following a business combination and as a result, may cause them to have conflicts of interest in determining whether a particular business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business. However, we believe the ability of such individuals to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate a business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. All of our executive officers are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. If our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

Our officers, directors and their affiliates are now, and may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Certain of our officers and directors are affiliated with Staccato Acquisition Corp. Our officers and directors may also in the future become affiliated with other entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. We cannot assure you that these conflicts will be resolved in our favor. As a result, a potential target business may be presented to another entity prior to its presentation to us and we may miss out on a potential transaction.

All of our officers and directors beneficially own initial securities and some of them will beneficially own insider warrants following this offering. These securities will not participate in liquidation distributions and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

All of our officers and directors beneficially own initial securities that were issued prior to this offering. Additionally, certain of our officers and directors (or their affiliates) are purchasing insider warrants upon consummation of this offering. Such individuals have waived their right to receive distributions with respect to these securities upon our liquidation if we are unable to consummate a business combination. Accordingly, the initial securities acquired prior to this offering, as well as the insider warrants, and any warrants purchased by our officers or directors in this offering or in the aftermarket will be worthless if we do not consummate a business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders’ best interest.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time we have net tangible assets of $5,000,000 or less and our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;
•	receive the purchaser’s written agreement to the transaction prior to sale;
•	provide the purchaser with risk disclosure documents which identify certain risks associated with investing in “penny stocks” and which describe the market for these “penny stocks” as well as a purchaser’s legal remedies; and
•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in a “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effectuate customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our business combination must be with a business with a fair market value of at least 80% of our net assets at the time of the execution of a definitive agreement for our initial business combination, although this may entail the simultaneous acquisitions of several target businesses at the same time. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic, competitive and regulatory developments. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

•	solely dependent upon the performance of a single business, or
•	dependent upon the development or market acceptance of a single or limited number of products, processes or services.

This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single target business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

We may proceed with a business combination even if public stockholders owning 39.99% of the shares sold in this offering exercise their conversion rights.

We may proceed with a business combination as long as public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights. Accordingly, public stockholders owning approximately 39.99% of the shares sold in this offering may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 40% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. While there are numerous other offerings similar to ours which include conversion provisions of between 20% and 40%, the 20% threshold had been customary and standard for offerings similar to ours.

Unlike other similarly structured blank check companies, we are permitted to withdraw trust fund proceeds to purchase shares of our common stock. This may have the effect of making it easier for us to complete our initial business combination.

Unlike other similarly structured blank check companies, we are permitted to withdraw trust fund proceeds to purchase shares of our common stock as described in this prospectus. The conversion threshold will remain constant at 40% of the shares sold in this offering even if we purchase shares of common stock in the open market after the filing of the preliminary proxy statement for our initial business combination as described elsewhere in this prospectus. As a result, the 40% threshold will effectively represent a greater percentage of outstanding shares that may be converted to the extent we make any such purchases. Additionally, as there would be fewer shares outstanding following such purchases, the number of shares that would be required to be voted in favor of any potential business combination for such transaction to be approved would be reduced. The foregoing may have the effect of making it easier for us to complete our initial business combination. Furthermore, if our business combination requires us to use substantially all of our cash to pay the purchase price, we may not be able to purchase shares at a time when it may be beneficial for us to do so. Moreover, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if we purchase up to the maximum number of shares we may purchase using trust fund proceeds and a significant number of holders exercise their conversion rights, we will have less cash available to use toward consummating our business combination and furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for this situation.

The ability of our stockholders to exercise their conversion rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our initial stockholders) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata portion of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if our business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all. The foregoing may limit our ability to effectuate the most attractive business combination available to us.

We may require stockholders who wish to convert their shares in connection with a proposed business combination to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising their rights.

We may require public stockholders who wish to convert their shares in connection with a proposed business combination to either tender their certificates to our transfer agent at any time prior to the vote taken at the stockholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact. Accordingly, if it takes longer than we anticipate for stockholders to deliver their shares, stockholders who wish to convert may be unable to meet the deadline for exercising their conversion rights and thus may be unable to convert their shares.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group” with, will be restricted from seeking conversion rights with respect to 10% or more of the shares sold in this offering.

When we seek stockholder approval of any business combination, we will offer each public stockholder (but not our initial stockholders) the right to have his, her, or its shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” will be restricted from seeking conversion rights with respect to 10% or more of the shares sold in this offering. Accordingly, if you purchase 10% or more of the shares sold in this offering and a proposed business combination is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

Because of our limited resources and structure, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from entities other than blank check companies having a business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination. Because only 75 of the 157 blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination, it may indicate that there are fewer attractive target businesses available to such entities like our company or that many privately held target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. If we are unable to consummate a business combination with a target business within the prescribed time periods, we will be forced to liquidate.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to convert into cash a significant number of shares from converting stockholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. In addition, if we consummate a business combination, we may require additional financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our initial stockholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon consummation of our offering, our initial stockholders (including all of our officers and directors) will collectively own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering and not including any shares of common stock issuable upon exercise of the initial warrants or insider warrants). None of our officers, directors, initial stockholders or their affiliates has indicated any intention to purchase units in this offering or any units or shares of common stock from persons in the open market or in private transactions. However, if a significant number of stockholders vote, or indicate an intention to vote, against a proposed business combination, our officers, directors, initial stockholders or their affiliates could make such purchases in the open market or in private transactions in order to influence the vote but they are permitted to do so only at prices not to exceed then prevailing market prices.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If we do not hold an annual meeting by April 2009, a stockholder could submit an application to the Delaware Court of Chancery to require us to hold such a meeting. This application would be summarily approved by the Court of Chancery and such Court could then issue orders calling for the meeting to be held and setting forth the time and place of such meeting and the record date for determination of stockholders entitled to vote at such meeting. If there is an annual meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our initial stockholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial stockholders will continue to exert control at least until the consummation of a business combination.

Our initial stockholders paid an aggregate of $25,000, or approximately $0.01 per share (assuming we allocate all of the unit purchase price to the common stock and none to the warrant included in the unit), for their shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to the investors in this offering. Our initial stockholders acquired their initial shares of common stock (assuming no value is ascribed to the initial warrants) at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, you and the other new investors will incur an immediate and substantial dilution of approximately 33.2% or $2.66 per share (the difference between the pro forma net tangible book value per share of $5.34, and the initial offering price of $8.00 per unit).

Our outstanding warrants and option may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

We will be issuing warrants to purchase 6,125,000 shares of common stock as part of the units offered by this prospectus and the insider warrants to purchase 1,500,000 shares of common stock. We will also issue an option to purchase 490,800 units to the underwriters which, if exercised, will result in the issuance of an additional 490,800 warrants. Our initial stockholders will also hold 1,531,250 initial warrants (or 1,760,937 initial warrants if the over-allotment option is exercised in full) that were issued prior to this offering. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants and option could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete the business combination. Accordingly, our warrants and option may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants and option could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants and option are exercised, you may experience dilution to your holdings.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” If our management chooses to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

EarlyBirdCapital, Inc. may have a conflict of interest in determining whether or not to consent to a redemption of our warrants even if it is in our best interests.

We may redeem the outstanding warrants (including any outstanding warrants issued upon exercise of the unit purchase option granted to EarlyBirdCapital and its designees but excluding the initial warrants and insider warrants), with the prior written consent of EarlyBirdCapital, at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption; provided, however, that we will not redeem the public warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and a prospectus is available for use throughout the 30-day redemption period. Since we may redeem the warrants only with the prior written consent of EarlyBirdCapital and EarlyBirdCapital may hold warrants subject to redemption, EarlyBirdCapital may have a conflict of interest in determining whether or not to consent to such redemption. We cannot assure you that EarlyBirdCapital will consent to such redemption if it is not in its best interest even if it is in our best interest.

If our initial stockholders or the purchasers of the insider warrants exercise their registration rights with respect to their initial securities or insider warrants and underlying securities, it may have an adverse effect on the market price of our common stock and the existence of these rights may make it more difficult to effect a business combination.

Our initial stockholders are entitled to make a demand that we register the resale of their initial securities and underlying securities at any time commencing three months prior to the date on which such securities are released from escrow. Additionally, the purchasers of the insider warrants are entitled to demand that we register the resale of their insider warrants and underlying shares of common stock at any time after we consummate a business combination. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 1,531,250 units (or 1,760,937 units if the underwriters exercise their over-allotment option in full), 1,531,250 shares of common stock (or 1,760,937 shares of common stock if the underwriters exercise their over-allotment option in full) and 3,031,250 warrants (or 3,260,937 warrants if the underwriters exercise their over-allotment option in full), as well as 3,031,250 shares (or 3,260,937 shares if the underwriters exercise their over-allotment option in full) of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional shares of common stock trading in the public market may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effectuate a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or will request a higher price for their securities because of the potential effect the exercise of such rights may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the Investment Company Act of 1940. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in trust may be invested by the trustee only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act of 1940.

If we are nevertheless deemed to be an investment company under the Investment Company Act of 1940, we may be subject to certain restrictions that may make it more difficult for us to complete a business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;
•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

If we effect a business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We may effect a business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency conversion or corporate withholding taxes on individuals;
•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	longer payment cycles;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
•	currency fluctuations;
•	challenges in collecting accounts receivable;
•	cultural and language differences; and
•	employment regulations.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

If we effect a business combination with a company located outside of the United States, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of acquisition candidates or the fairness of the transaction to our stockholders.

The fair market value of a target business or businesses will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). We are not required to obtain an opinion from an unaffiliated third party that any initial business combination we select has a fair market value of at least 80% of our net assets, the threshold value to constitute our initial business combination, unless our board of directors is unable to independently do so. If our board of directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criterion. We are also not required to obtain an opinion from an unaffiliated third party that the price we are paying is fair to our public stockholders from a financial point of view unless we seek to (i) acquire an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past; (ii) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, initial shareholders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (iii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial shareholders or their affiliates acquire the remaining portion of such target business. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

Our executive officers’, directors’ and initial stockholders’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for an initial business combination and in the public stockholders’ best interest.

Unless we consummate our initial business combination, our officers, directors and initial stockholders will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account that may be released to us as working capital. Our officers, directors and initial stockholders may, as part of any business combination, negotiate the repayment of some or all of any such expenses. If the target business’s owners do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers, directors and initial stockholders or their affiliates could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular business combination is in the stockholders’ best interest.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the business combination for any number of reasons including those beyond our control such as that public stockholders representing 40% or more of our shares issued in this offering vote against the business combination and opt to have us convert their stock into a pro rata share of the trust account even if a majority of our stockholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

Investors in this offering may engage in resale transactions only in those states that we have registered this offering and a limited number of other jurisdictions where an applicable exemption from registration exists.

We have applied to register our securities, or have obtained or will seek to obtain an exemption from registration, in Arizona, Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, Maine, Maryland, Minnesota, Missouri, New Hampshire, New York, South Carolina, South Dakota, Rhode Island, Utah, Vermont, Virginia, Wisconsin and Wyoming. If you are not an “institutional investor,” you must be a resident of these jurisdictions to purchase our securities in the offering. Institutional investors in every state except Idaho may purchase units in this offering pursuant to exemptions provided to such entities under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. Under the National Securities Markets Improvement Act of 1996, the resale of the units and, once they become separately transferable, the common stock and warrants comprising the units are exempt from state registration requirements. However, each state retains jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorable and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their state.

Our directors may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc.

No salary or other compensation will be paid to our directors for services rendered by them on our behalf prior to or in connection with a business combination. However, under the policies of the North American Securities Administrators Association, Inc. an international organization devoted to investor protection, because each of our directors own shares of our securities and may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf (such as identifying potential target businesses and performing due diligence on suitable business combinations), state securities administrators could argue that all of such individuals are not “independent” as that term is commonly used. If this were the case, they would take the position that we would not have the benefit of any independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. Additionally, there is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that are actually not in our best interests, it could have a material adverse effect on our business and operations, and a material adverse effect on the price of the stock held by the public stockholders. In addition, we will not have an independent audit committee. As such, and because none of our directors may be deemed “independent,” we may not have the benefit of an independent body examining the propriety of expenses incurred on our behalf that are subject to reimbursement (as discussed above).

Because our initial stockholders’ initial equity investment was only $25,000, our offering may be disallowed by state administrators that follow the North American Securities Administrators Association, Inc. Statement of Policy on development stage companies.

Pursuant to the Statement of Policy Regarding Promoter’s Equity Investment promulgated by The North American Securities Administrators Association, Inc., any state administrator may disallow an offering of a development stage company if the initial equity investment by a company’s promoters does not equal a certain percentage of the aggregate public offering price. Our promoters’ initial investment of $25,000 is less than the required $1,335,000 minimum amount pursuant to this policy. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities. Additionally, if we are unable to complete a business combination, our promoters’ loss will be limited to their initial investment. Conversely, if we are able to complete a business combination, the securities acquired prior to this offering will be worth significantly more than $25,000.

Because of our current financial condition, our offering may be disallowed by state administrators following the North American Securities Administrators Association, Inc. Statement of Policy Regarding Unsound Financial Condition.

Pursuant to the Statement of Policy Regarding Unsound Financial Condition promulgated by the North American Securities Administrators Association, Inc., any state administrator may disallow an offering if the financial statements of the company contain a footnote or the independent auditor’s report contains an explanatory paragraph regarding the company’s ability to continue as a going concern and the company has, among other things, an accumulated deficit and no revenues from operations. The report of BDO Seidman LLP, our independent registered public accounting firm, contains a going concern explanatory paragraph and we have no revenues from our operations and an accumulated deficit. Accordingly, a state administrator would have the discretion to disallow our offering if it wanted to. We cannot assure you that our offering would not be disallowed pursuant to this policy. If the offering were disallowed, it would further restrict your ability to engage in resale transactions with respect to our securities.

We intend to have our securities quoted on the OTC Bulletin Board, which may limit the liquidity and price of our securities more than if our securities were quoted or listed on The Nasdaq Stock Market or a national exchange.

Our securities will be traded in the over-the-counter market. It is anticipated that they will be quoted on the OTC Bulletin Board, a FINRA-sponsored and operated inter-dealer automated quotation system for equity securities not included on The NASDAQ Stock Market. Quotation of our securities on the OTC Bulletin Board may limit the liquidity and price of our securities more than if our securities were quoted or listed on The NASDAQ Stock Market or a national exchange. There is presently no public market for our securities. Therefore, stockholders should be aware that they cannot benefit from information about prior market history as to their decisions to invest. In addition, the price of the securities after the offering can vary due to general economic conditions and forecasts, our general business condition and the release of our financial reports. Furthermore, an active trading market for our securities may never develop or, if developed, may not be maintained. Investors may be unable to sell their securities unless a market can be established or maintained.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believe,” “continue,” “could,” “estimate,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “predicts,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about our:

•	ability to complete our initial business combination;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;
•	potential ability to obtain additional financing to complete a business combination;
•	pool of prospective target businesses;
•	ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more target businesses for stock;
•	public securities’ potential liquidity and trading;
•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or
•	financial performance following this offering.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option	Over-Allotment Option Exercised
Gross proceeds
From offering	$49,000,000	$56,350,000
From private placement	1,050,000	1,050,000
Total gross proceeds	50,050,000	57,400,000
Offering expenses(1)
Underwriting discount (7.0% of gross proceeds from offering)(2)
Underwriting discount payable at closing	1,715,000	1,972,250
Underwriting discount deferred and payable only upon consummation of a business combination	1,715,000	1,972,250
Legal fees and expenses (including blue sky services and expenses)	360,000	360,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	60,000	60,000
Miscellaneous expenses	14,398	14,398
FINRA filing fee	11,341	11,341
Initial SEC registration fee	4,261	4,261
Total offering expenses	3,980,000	4,494,500
Proceeds after offering expenses	46,070,000	52,905,500
Net proceeds of the offering and private placement held in trust	45,570,000	52,405,500
Deferred underwriting discount held in trust	1,715,000	1,972,250
Total held in trust	47,285,000	54,377,750
Not held in trust	500,000	500,000
Use of net proceeds not held in trust and amounts available from interest income earned on the trust account(3)
Legal, accounting and other third party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination	400,000	(26.7%)
Due diligence of prospective target businesses by officers, directors and initial stockholders	300,000	(20.0%)
Payment of administrative fee to Crescendo Advisors II, LLC ($10,000 per month for 30 months)	300,000	(20.0%)
Legal and accounting fees relating to SEC reporting obligations	200,000	(13.3%)
Working capital to cover miscellaneous expenses, marketing, D&O insurance, general corporate purposes, liquidation obligations and reserves	300,000	(20.0%)
Total	1,500,000	(100.0%)

(1)	Approximately $100,000 of the offering expenses, including the SEC registration fee, the FINRA filing fee and a portion of the legal and audit fees, have been or will be paid from the funds we received from Eric S. Rosenfeld described below. These funds will be repaid out of the proceeds of this offering available to us.
(2)	No discounts or commissions will be paid with respect to the purchase of the insider warrants.
(3)	The amount of proceeds not held in trust will remain constant at $500,000 even if the over-allotment is exercised. In addition, $1,000,000 of interest income earned on the amounts held in the trust account will be available to us to pay for our working capital requirements at any time upon our request provided sufficient interest has been earned on such funds. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.

In addition to the offering of units by this prospectus, Eric S. Rosenfeld, David D. Sgro, Arnaud Ajdler, Gregory R. Monahan, Joel M. Greenblatt, Mark S. Hauser and David Walke have committed to purchase the insider warrants (for an aggregate purchase price of $1,050,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. We will not pay any discounts or commissions with respect to the purchase of the insider warrants. All of the proceeds we receive from this purchase will be placed in the trust account described below.

$46,235,000, or $53,327,750 if the over-allotment option is exercised in full, of net proceeds of this offering, plus the $1,050,000 we will receive from the sale of the insider warrants, will be placed in a trust account at Wachovia Securities, LLC, maintained by American Stock Transfer & Trust Company, New York, New York, as trustee. This amount includes a portion of the underwriting discounts and commissions payable to the underwriters in this offering. The underwriters have agreed that such amount will not be paid unless and until we consummate a business combination and have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination. The funds held in trust will be invested only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less, and/or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, so that we are not deemed to be an investment company under the Investment Company Act. Except with respect to (i) amounts necessary to purchase up to 15% of the shares sold in this offering, (ii) interest earned on the funds in the trust account up to an aggregate of $1,000,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (iii) interest earned on the funds in the trust account in any amounts we may need to pay our income or other tax obligations, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we complete a business combination. Any amounts not paid as consideration to the sellers of the target business may be used to finance operations of the target business.

The payment to Crescendo Advisors II, LLC, an affiliate of Eric S. Rosenfeld, our chairman, president and chief executive officer, of a monthly fee of $10,000 is for general and administrative services including office space, utilities and secretarial support. Crescendo Advisors II, LLC will also be paid a similar monthly fee of $10,000 for similar services to be used by Staccato Acquisition Corp. This arrangement is being agreed to by Crescendo Advisors II, LLC for our benefit and is not intended to provide Mr. Rosenfeld compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Crescendo Advisors II, LLC is at least as favorable as we could have obtained from an unaffiliated person. This arrangement will terminate upon completion of a business combination or the distribution of the trust account to our public stockholders. Other than the $10,000 per month administrative fee, no compensation of any kind (including finder’s, consulting or other similar fees) will be paid to any of our existing officers, directors, stockholders, or any of their affiliates, prior to, or for any services they render in order to effectuate, the consummation of the business combination (regardless of the type of transaction that it is). However, such individuals will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses, performing business due diligence on suitable target businesses and business combinations as well as traveling to and from the offices, plants or similar locations of prospective target businesses to examine their operations. Reimbursement for such expenses will be paid by us out of the funds not held in trust and currently allocated to “Legal, accounting and other third-party expenses attendant to the search for target businesses and to the due diligence investigation, structuring and negotiation of a business combination,” “Due diligence of prospective target businesses by our officers, directors and initial stockholders” and “Working capital to cover miscellaneous expenses, D&O insurance, general corporate purposes, liquidation obligations and reserves.” Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

Regardless of whether the over-allotment option is exercised in full, the net proceeds from this offering available to us out of trust for our search for a business combination will be approximately $500,000. In addition, interest earned on the funds held in the trust account, up to $1,000,000, may be released to us to fund our working capital requirements. We intend to use the excess working capital (approximately $300,000)

for director and officer liability insurance premiums (approximately $150,000), with the balance of $150,000 being held in reserve in the event due diligence, legal, accounting and other expenses of structuring and negotiating business combinations exceed our estimates, as well as for other miscellaneous expenses and reimbursement of any out-of-pocket expenses incurred by our initial stockholders in connection with activities on our behalf as described below. We will also be entitled to have interest earned on the funds held in the trust account released to us to pay any tax obligations that we may owe as well as to purchase up to 15% of the shares sold in this offering prior to a business combination (if we desire to do so). We believe that these funds will be sufficient to cover the foregoing expenses and reimbursement costs. We could use a portion of the funds not being placed in trust to pay fees to consultants to assist us with our search for a target business or as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a “no-shop” provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or otherwise) could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses.

The allocation of the net proceeds available to us outside of the trust account, along with the available interest earned on the funds held in the trust account, represents our best estimate of the intended uses of these funds. In the event that our assumptions prove to be inaccurate, we may reallocate some of such proceeds within the above described categories.

We will likely use substantially all of the net proceeds of this offering, including the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the proceeds held in the trust account which are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

To the extent we are unable to consummate a business combination, we will pay the costs of liquidation from our remaining assets outside of the trust account. If such funds are insufficient, Eric S. Rosenfeld has agreed to advance us the funds necessary to complete such liquidation (currently anticipated to be between $50,000 and $100,000) and has agreed not to seek repayment of such expenses.

Eric S. Rosenfeld has advanced to us a total of $100,000, which was used to pay a portion of the expenses of this offering referenced in the line items above for SEC registration fee, the FINRA filing fee and a portion of the legal and audit fees and expenses. The loan will be payable without interest on the earlier of May 19, 2009 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering available to us for payment of offering expenses.

We believe that, upon consummation of this offering, we will have sufficient available funds (which includes amounts that may be released to us from the trust account) to operate for the next 30 months, assuming that a business combination is not consummated during that time.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on his, her or its portion of the trust account) only in the event of our liquidation or if that public stockholder converts such shares into cash in connection with a business combination which the public stockholder voted against and which we consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. In addition, such calculation does not reflect any dilution associated with purchases we may make of up to 15% of the shares sold in this offering using the trust proceeds. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be converted into cash), by the number of outstanding shares of our common stock.

At May 21, 2008, our net tangible book value deficiency was ($79,280), or ($0.05) per share of common stock. After giving effect to the sale of 6,125,000 shares of common stock included in the units we are offering by this prospectus, and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the insider warrants, our pro forma net tangible book value at May 21, 2008 would have been $27,179,680 or $5.34 per share, representing an immediate increase in net tangible book value of $5.39 per share to the initial stockholders and an immediate dilution of $2.66 per share or approximately 33.2% to new investors not exercising their conversion rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $18,913,992 less than it otherwise would have been because if we effect a business combination, the conversion rights to the public stockholders (but not our initial stockholders) may result in the conversion into cash of up to approximately 39.99% of the aggregate number of the shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of approximately $1,715,000 in deferred underwriting discounts and commissions) as of two business days prior to the consummation of the proposed business combination divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the insider warrants:

Public offering price		$8.00
Net tangible book value before this offering	($0.05)
Increase attributable to new investors and private sales	5.39
Pro forma net tangible book value after this offering		5.34
Dilution to new investors		$2.66

The following table sets forth information with respect to our initial stockholders and the new investors:

	Shares Purchased			Total Consideration		Average Price Per Share
	Number		Percentage	Amount	Percentage
Initial stockholders	1,531,250	(1)	20.0%	$25,000	0.05%	$0.02
New investors	6,125,000		80.0%	$49,000,000	99.95%	$8.00
	7,656,250		100.0%	$49,025,000	100.0%

The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(79,280)
Proceeds from this offering and private placement.	46,070,000
Offering costs paid in advance and excluded from net tangible book value before this offering	102,952
Less: Proceeds held in trust subject to conversion to cash.	(18,913,992)
$27,179,680
Denominator:
Shares of common stock outstanding prior to this offering.	1,531,250 (1)
Shares of common stock included in the units offered.	6,125,000
Less: Shares subject to conversion	(2,449,999)
Less: Shares to be forfeited by the initial stockholders in the event of maximum conversion	(117,789)
5,088,462

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 229,687 shares of common stock included in the initial units have been forfeited by our initial stockholders as a result thereof.

CAPITALIZATION

The following table sets forth our capitalization at May 21, 2008 and as adjusted to give effect to the sale of our units and the application of the estimated net proceeds derived from the sale of our units:

	May 21, 2008
	Actual	As Adjusted
Note payable to stockholder	$100,000	$—
Total debt	$100,000	$—
Deferred underwriting discount	$—	$1,715,000
Common stock, $.0001 par value, -0- and 2,449,999 shares which are subject to possible conversion, shares at conversion value	$—	$18,913,992
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $.0001 par value, 25,000,000 shares authorized; 1,760,937 shares issued and outstanding, actual; 5,088,462 shares issued and outstanding (excluding (a) an aggregate of 229,687 shares of common stock included in the initial units which will be forfeited by our initial stockholders if the over-allotment option has not been exercised, (b) 2,449,999 shares subject to possible conversion and (c) 117,789 shares subject to possible forfeiture), as adjusted	$176	$509
Additional paid-in capital	$24,824	$27,180,499
Deficit accumulated during the development stage	$(1,328)	$(1,328)
Total stockholders’ equity:	$23,672	$27,179,680
Total capitalization	$123,672	$47,808,672

If we consummate a business combination, the conversion rights afforded to our public stockholders (but not our initial stockholders)may result in the conversion into cash of up to approximately 39.99% of the aggregate number of shares sold in this offering at a per-share conversion price equal to the amount in the trust account (a portion of which is made up of $1,715,000 in deferred underwriting discounts and commissions) after distribution to us of amounts used to purchase shares of our common stock, plus any interest earned thereon and not previously released to us for working capital requirements and tax obligations, as of two business days prior to the proposed consummation of a business combination divided by the number of shares sold in this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on March 26, 2008 to serve as a vehicle to effect a merger, capital stock exchange, asset acquisition or other similar business combination with a target business. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we will not consummate a business combination with a target business that derives more than 50% of its gross revenues from operations in any one or more segments of the construction, engineering, water, design, environmental, energy, recycling, waste management, logistics or related industries except as described in this prospectus. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of cash, capital stock and debt, in effecting a business combination. The issuance of additional shares of our capital stock:

•	may significantly reduce the equity interest of our stockholders;
•	may subordinate the rights of holders of common stock if we issue preferred stock with rights senior to those afforded to our common stock;
•	may cause a change in control if a substantial number of our shares of common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, could result in the resignation or removal of our present officers and directors and cause our public stockholders to become minority stockholders of the combined company;
•	may, in certain circumstances, have the effect of delaying or preventing a change in control of us; and
•	may adversely affect prevailing market prices for our common stock.

Similarly, if we issue debt securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contains covenants that required the maintenance of certain financial ratios or reserves and we breach any such covenant without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contains covenants restricting our ability to obtain additional financing while such security is outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our entire activity since inception has been to prepare for our proposed fundraising through an offering of our equity securities.

We estimate that the net proceeds from the sale of the units, after deducting offering expenses of approximately $550,000 and underwriting discounts of approximately $3,430,000, or $3,944,500 if the over-allotment option is exercised in full, will be approximately $45,020,000, or $51,855,500 if the underwriters’ over-allotment option is exercised in full. However, the underwriters have agreed that 3.5% of the underwriting discounts and commissions will be deferred and will not be payable unless and until we consummate a business combination. Accordingly, $46,235,000 or $53,327,750 if the over-allotment option is exercised in full, plus the $1,050,000 we will receive from the sale of the insider warrants, will be held in trust and the remaining $500,000 in either eventwill not be held in trust. We intend to use substantially all of the net proceeds of this offering, including the funds held in the trust account (excluding deferred underwriting discounts and commissions), to acquire a target business and to pay our expenses relating thereto. To the extent that our capital stock is used in whole or in part as consideration to effect a business combination, the remaining proceeds held in the trust account as well as any other net proceeds not expended will be used as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

We believe that, upon consummation of this offering, the $500,000 of net proceeds not held in the trust account plus the up to $1,000,000 of interest earned on the trust account balance that may be released to us will be sufficient to allow us to operate for at least the next 30 months, assuming that a business combination is not consummated during that time. Over this time period, we will be using these funds for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination. We anticipate that we will incur approximately:

•	$400,000 of expenses for the search for target businesses and for the legal, accounting and other third-party expenses attendant to the due diligence investigations and structuring and negotiating a business combination;
•	$300,000 of expenses for the due diligence and investigation of a target business by our officers, directors and initial stockholders;
•	$300,000 for the administrative fee payable to Crescendo Advisors II, LLC ($10,000 per month for 30 months);
•	$200,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;
•	$300,000 for general working capital that will be used for other miscellaneous expenses and reserves, including approximately $150,000 for director and officer liability insurance premiums.

We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we may need to raise additional funds through a private offering of debt or equity securities if such funds are required to consummate a business combination that is presented to us, although we have not entered into any such arrangement and have no current intention of doing so.

We are obligated, commencing on the date of this prospectus, to pay to Crescendo Advisors II, LLC, an affiliate of Eric S. Rosenfeld, a monthly fee of $10,000 for general and administrative services.

On May 19, 2008, Eric S. Rosenfeld advanced an aggregate of $100,000 to us, on a non-interest bearing basis, for payment of offering expenses on our behalf. The loan will be payable without interest on the earlier of May 19, 2009 or the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in trust.

Eric S. Rosenfeld, David D. Sgro, Arnaud Ajdler, Gregory R. Monahan, Joel M. Greenblatt, Mark S. Hauser and David Walke have committed to purchase an aggregate of 1,500,000 warrants at $0.70 per warrant (for a total purchase price of $1,050,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering.

We have agreed to issue to the underwriters, for $100, an option to purchase up to a total of 490,800 units. We estimate that the fair value of this option is approximately $1,639,272 ($3.34 per Unit underlying such option) using a Black-Scholes option-pricing model. The fair value of the option granted to the underwriters is estimated as of the date of grant using the following assumptions: (1) expected volatility of 50.3%, (2) risk-free interest rate of 3.94% and (3) expected life of 5 years. For a more complete description of the purchase option, see the section appearing elsewhere in this prospectus entitled “Underwriting-Purchase Option.”

PROPOSED BUSINESS

Introduction

We are a recently organized Delaware blank check company incorporated on March 26, 2008 in order to serve as a vehicle for the acquisition of a target business. Our efforts in identifying a prospective target business will not be limited to a particular industry, although we will not consummate a business combination with a target business that derives more than 50% of its gross revenues from operations in any one or more segments of the construction, engineering, water, design, environmental, energy, recycling, waste management, logistics or related industries except as described below.

Simultaneously with our formation, our officers formed Staccato Acquisition Corp., formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses or assets that derives more than 50% of its gross revenues from any one or more segments of the construction, engineering, water, design, environmental, energy, recycling, waste management, logistics or related industries. It is anticipated that our initial public offering will coincide with that of Staccato Acquisition Corp. although this is not a requirement of either offering. We believe that conducting these two offerings simultaneously will be beneficial to us because if our offering was the only one being conducted at this time and our officers or directors were presented with an opportunity to acquire a target business located outside of our required parameters, they would be forced to simply abandon such opportunity even though it might be very attractive. By conducting these offerings simultaneously with different target parameters, if our officers or directors were to be presented with such an opportunity, they could present such opportunity to the other company, thereby reducing the likelihood of not being able to pursue an attractive transaction. We believe this will benefit our stockholders as well as those of Staccato Acquisition Corp.

If Staccato Acquisition Corp. does not complete its initial public offering, we may execute a definitive agreement for an initial business combination with a target business having revenues in any industry we choose. However, assuming Staccato Acquisition Corp. completes its initial public offering, pursuant to our amended and restated certificate of incorporation, unless and until Staccato Acquisition Corp. enters into a definitive agreement for its initial business combination, we are prohibited from executing a definitive agreement for an initial business combination with a target business that derives more than 50% of its gross revenues from any one or more segments of the construction, engineering, water, design, environmental, energy, recycling, waste management, logistics or related industries. Accordingly, our board of directors will determine whether the target business meets the foregoing criteria as part of its evaluation of a particular target business prior to submitting it to stockholders for their consideration. Except as set forth above, we may not acquire a target business that Staccato Acquisition Corp. may acquire pursuant to its amended and restated certificate of incorporation. Because we cannot acquire a target business that Staccato Acquisition Corp. can unless Staccato Acquisition Corp. has not completed its initial public offering or, if it has completed its initial public offering, has first entered into a definitive agreement for an initial business combination, we believe that our officers will not have any conflict of interest in determining to which entity to present a particular opportunity for a business combination.

Effecting a Business Combination

General

We are not presently engaged in, and we will not engage in, any substantive commercial business for an indefinite period of time following this offering. We intend to utilize cash derived from the proceeds of this offering, our capital stock, debt or a combination of these in effecting a business combination. Although substantially all of the net proceeds of this offering are intended to be applied generally toward effecting a business combination as described in this prospectus, the proceeds are not otherwise being designated for any more specific purposes. Accordingly, investors in this offering are investing without first having an opportunity to evaluate the specific merits or risks of any one or more business combinations. A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself. These include time delays, significant expense, loss of voting control and compliance with various Federal and state securities laws. In the alternative, we may seek to consummate a business combination with a company that may be financially unstable or in its early stages of development or growth. While we may seek to effect simultaneous business combinations with more than one target business, we will probably have the ability, as a result of our limited resources, to effect only a single business combination.

We Have Not Identified a Target Business or Target Industry

To date, we have not selected any target business or target industry on which to concentrate our search for a business combination, although we will not consummate a business combination with a target business in the construction, engineering, water, design, environmental, energy, recycling, waste management, logistics or related industries (unless Staccato Acquisition Corp. has not completed its initial public offering or, if it has completed its initial public offering, has already entered into a definitive agreement for its initial business combination). None of our officers, directors, promoters and other affiliates has engaged in discussions on our behalf with representatives of other companies regarding the possibility of a potential merger, capital stock exchange, asset acquisition or other similar business combination with us, nor have we, nor any of our agents or affiliates, been approached by any candidates (or representatives of any candidates) with respect to a possible acquisition transaction with us. Additionally, we have not contacted any of the prospective target businesses that Arpeggio Acquisition Corporation or Rhapsody Acquisition Corp., the only other blank check companies that our principals have been involved with, had considered and rejected. We do not intend to contact any of such targets unless we became aware that the valuations, operations, profits or prospects of such target business have improved significantly. Additionally, we have not, nor has anyone on our behalf, taken any measure, directly or indirectly, to identify or locate any suitable acquisition candidate, nor have we engaged or retained any agent or other representative to identify or locate such an acquisition candidate. We have also not conducted any research with respect to identifying the number and characteristics of potential acquisition candidates. As a result, we cannot assure you that we will be able to locate a target business or that we will be able to engage in a business combination with a target business on favorable terms.

Subject to the limitations that a target business have a fair market value of at least 80% of our net assets at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, and not derive more than 50% of its gross revenues from any one or more segments of the construction, engineering, water, design, environmental, energy, recycling, waste management, logistics or related industries (unless Staccato Acquisition Corp. has not completed its initial public offering or, if it has completed its initial public offering, has already entered into a definitive agreement for its initial business combination), we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. Accordingly, there is no basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete a business combination. To the extent we effect a business combination with a financially unstable company or an entity in its early stage of development or growth, including entities without established records of sales or earnings, we may be affected by numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all significant risk factors.

Sources of Target Businesses

We anticipate that target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls, advertisements or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Our management has experience in evaluating transactions, but will retain advisors as they deem necessary to assist them in their due diligence efforts. In no event, however, will any of our existing officers, directors or stockholders, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination (regardless of the type of transaction that it is). If we determine to enter into a business combination with a target business that is affiliated with our officers, directors, special advisors or stockholders, we would do so only if we obtained an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view. As of the date of this prospectus, there are no affiliated entities that we would consider as a business combination target.

Selection of a Target Business and Structuring of a Business Combination

Subject to the limitations that a target business have a fair market value of at least 80% of our net assets at the time of the execution of a definitive agreement for our initial business combination, as described below in more detail, and not derive more than 50% of its gross revenues from any one or more segments of the construction, engineering, water, design, environmental, energy, recycling, waste management, logistics or related industries (unless Staccato Acquisition Corp. has not completed its initial public offering or, if it has completed its initial public offering, has already entered into a definitive agreement for its initial business combination), our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operation;
•	growth potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position;
•	barriers to entry;
•	stage of development of the products, processes or services;
•	degree of current or potential market acceptance of the products, processes or services;
•	proprietary features and degree of intellectual property or other protection of the products, processes or services;
•	regulatory environment of the industry; and
•	costs associated with effecting the business combination.

These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management in effecting a business combination consistent with our business objective. In evaluating a prospective target business, we will conduct a due diligence review which will encompass, among other things, meetings with incumbent management and inspection of facilities, as well as review of financial and other information which is made available to us. This due diligence review will be conducted either by our management or by unaffiliated third parties we may engage, although we have no current intention to engage any such third parties. We are also required to have all prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account. If any prospective target business refused to execute such agreement, we would cease negotiations with such target business.

The time and costs required to select and evaluate a target business and to structure and complete the business combination cannot presently be ascertained with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in a loss to us and reduce the amount of capital available to otherwise complete a business combination.

Fair Market Value of Target Business

The target business or businesses that we acquire must collectively have a fair market value equal to at least 80% of our net assets at the time of the execution of a definitive agreement for our initial business combination, although we may acquire a target business whose fair market value significantly exceeds 80% of our net assets. We anticipate structuring a business combination to acquire 100% of the equity interests or assets of the target business. We may, however, structure a business combination to acquire less than 100% of such interests or assets of the target business but will not acquire less than a controlling interest (meaning not less than 50.1% of the voting securities of the target business or all or substantially all of the assets of such target business). If we acquire only a controlling interest in a target business or businesses, the portion of such business that we acquire must have a fair market value equal to at least 80% of our net assets. In order to consummate such an acquisition, we may issue a significant amount of our debt or equity securities to the sellers of such businesses and/or seek to raise additional funds through a private offering of debt or equity securities. Since we have no specific business combination under consideration, we have not entered into any such fund raising arrangement and have no current intention of doing so. The fair market value of the target will be determined by our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, earnings, cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm with respect to the satisfaction of such criteria. Such an opinion would be included in the proxy solicitation materials we will furnish to our stockholders in connection with seeking stockholder approval of the proposed business combination. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

Lack of Business Diversification

Our business combination must be with a target business or businesses that collectively satisfy the minimum valuation standard at the time of the execution of a definitive agreement for our initial business combination, as discussed above, although this process may entail the simultaneous acquisitions of several target businesses at the same time. Therefore, at least initially, the prospects for our success may be entirely dependent upon the future performance of a single business. Unlike other entities which may have the resources to complete several business combinations of entities operating in multiple industries or multiple areas of a single industry, it is probable that we will not have the resources to diversify our operations or benefit from the possible spreading of risks or offsetting of losses. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination, and
•	result in our dependency upon the performance of a single target business or the development or market acceptance of a single or limited number of products, processes or services.

If we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other acquisitions, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple acquisitions, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single target business.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business following a business combination cannot presently be stated with any certainty. While it is possible that some of our key personnel will remain associated in senior management or advisory positions with us following a business combination, it is unlikely that they will devote their full time efforts to our affairs subsequent to a business combination. Moreover, they would only be able to remain with the company after the consummation of a business combination if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for them to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. While the personal and financial interests of our key personnel may influence their motivation in identifying and selecting a target business, their ability to remain with the company after the consummation of a business combination will not be the determining factor in our decision as to whether or not we will proceed with any potential business combination. Additionally, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that any such additional managers we do recruit will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for Stockholder Approval of Business Combination

Prior to the completion of a business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. We will publicly announce the record date for determining the shareholders entitled to vote at the meeting to approve a proposed business combination at least two business days prior to such record date.

In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the majority of the shares of common stock voted by the public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders, officers and directors. Accordingly, they may vote these shares on a proposed business combination any way they choose. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40% of the shares sold in this offering both exercise their conversion rights and vote against the business combination.

Permitted Purchases of our Securities and Restrictions on Certain Transactions

Prior to the consummation of a business combination, there can be released to us from the trust account amounts necessary to purchase up to 15% of the shares sold in this offering (918,750 shares, or 1,056,562 shares if the over-allotment option is exercised in full) at any time commencing after the filing of a preliminary proxy statement for our initial business combination and ending on the date immediately prior to the vote held to approve such business combination. Purchases will be made only in open market transactions at times when we are not in possession of any material non-public information. It is intended that purchases will comply with Rule 10b-18 under the Securities Exchange Act of 1934, as amended, at prices (inclusive of commissions) not to exceed the per-share amount then held in trust (initially $7.72 per share). We can purchase any or all of the 918,750 shares (or 1,056,562 shares if the over-allotment option is exercised in full) we are entitled to purchase. It will be entirely in our discretion as to how many shares are purchased, when purchases are made and at what prices. Purchasing decisions will be made based on various factors, including the then current market price of our common stock and the terms of the proposed business combination. All shares purchased by us will be immediately cancelled.

Because public stockholders have the right to seek conversion of their shares if they vote against a proposed transaction (as described below), such stockholders would be entitled to receive a pro rata share of the funds held in our trust account if the transaction is consummated. However, such a stockholder would have to wait until after the closing of the proposed business combination in order to receive his share of the funds in the trust account. Alternatively, such a stockholder could seek to sell his shares in the open market prior to the consummation of a proposed business combination. As a result, we are allowed, solely in our discretion, to purchase such shares at prices not to exceed the per-share amount then held in trust thereby providing a readily available market for a public stockholder wishing to sell his shares. At the same time, by agreeing to pay no more than the per-share amount then held in trust for such shares, the resulting per-share conversion or liquidation price for all of our other public stockholders increases (or at worst, remains constant) because we may have paid less to the selling stockholder than we would have had to pay had such stockholder sought conversion.

The foregoing may have the effect of making it easier for us to complete our initial business combination because the conversion threshold will remain constant at a percentage of the shares sold in this offering even if we purchase shares of common stock in the open market. As a result, the conversion threshold will effectively represent a greater percentage of the number of outstanding shares that may be converted to the extent we make any such purchases. Additionally, as there would be fewer shares outstanding following such purchases, the number of shares that would be required to be voted in favor of any potential business combination for such transaction to be approved would be reduced. However, if we made such purchases, we would have less cash immediately available to us to complete a proposed business combination and therefore may be required to obtain third-party financing.

We and our initial stockholders, including our officers and directors, have also agreed not to enter into any type of transaction the purpose of which is to induce a public stockholder to vote for approval of our initial business combination (including payments of money, transfers of securities or purchases of securities). This agreement, however, will not restrict our ability to purchase our securities as described above or our initial stockholders from purchasing our securities at prices not to exceed then prevailing market prices.

Conversion Rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. We may proceed with a business combination as long as public stockholders owning less than 40% of the shares sold in this offering exercise their conversion rights. Accordingly, public stockholders owning approximately 39.99% of the shares sold in this offering may exercise their conversion rights and we could still consummate a proposed business combination. We have set the conversion percentage at 40% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. The conversion threshold will remain at 40% even if we purchase shares of common stock in the open market after the filing of the preliminary proxy statement for our initial business combination as described above. As a result, the 40% threshold will effectively represent a greater number of shares that may be converted to the extent we make any such purchases.

Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Securities Exchange Act) will be restricted from seeking conversion rights with respect to 10% or more of the shares sold in this offering. We will require each public stockholder seeking to exercise conversion rights to certify to us, under penalty of perjury, whether such stockholder is acting in concert or as a group with any other stockholder.

Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by him or his affiliates. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the vote held to approve a proposed business combination and attempt to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. By restricting a stockholder’s ability to convert 10% or more of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders’ ability to vote all of their shares against the transaction.

We view the right to seek conversion as an obligation to our stockholders and will not take any action to amend or waive this provision in our amended and restated certificate of incorporation. Our initial stockholders will not have such conversion rights with respect to any shares of common stock owned by them, directly or indirectly, whether included in or underlying their initial shares or shares purchased by them in this offering or in the aftermarket. The actual per-share conversion price will be equal to the amount in the trust account, inclusive of any interest (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. Without taking into account any interest earned on the trust account, the initial per-share conversion price would be $7.72.

An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. At such time, the stockholder will also have to certify to us whether such stockholder is acting in concert or as a group with any other stockholder as described above. Additionally, we may require public stockholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option. The proxy solicitation materials that we will furnish to stockholders in connection with the vote for any proposed business combination will indicate whether we are requiring stockholders to satisfy such certification and delivery requirements. Accordingly, a stockholder would have from the time we send out our proxy statement through the vote on the business combination to tender his shares if he wishes to seek to exercise his conversion rights. This time period varies depending on the specific facts of each transaction. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, as the delivery process can be accomplished by the stockholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we do not have any control over this process, it may take significantly longer than we anticipated. Accordingly, we will only require stockholders to deliver their certificates prior to the vote if we give stockholders at least two weeks between the mailing of the proxy solicitation materials and the meeting date.

The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder’s election to convert is irrevocable once the business combination is approved. This is in contrast to many other blank check companies’ offerings. Traditionally, in order to perfect conversion rights in connection with a blank check company’s business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to convert. After the business combination was approved, the company would contact such stockholder to arrange for him to deliver his certificate to verify ownership. As a result, the stockholder then had an “option window” after the consummation of the business combination during which he could monitor the price of the stock in the market. If the price rose above the conversion price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a continuing right surviving past the consummation of the business combination until the converting holder delivered his certificate for conversion at the conversion price.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $35 and it would be the broker’s decision whether or not to pass this cost on to the converting holder. However, this fee would be incurred regardless of whether or not we require holders seeking to exercise conversion rights to tender their shares prior to the meeting — the need to deliver shares is a requirement of conversion regardless of the timing of when such delivery must be effectuated. Accordingly, this would not result in any increased cost to shareholders when compared to the traditional process.

Any request for conversion, once made, may be withdrawn at any time up to the vote taken with respect to the proposed business combination. Furthermore, if a stockholder delivered his certificate for conversion and subsequently decided prior to the meeting not to elect conversion, he may simply request that the transfer agent return the certificate (physically or electronically). It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account still have the right to exercise any warrants they still hold.

If an initial business combination is not approved or completed for any reason, then public stockholders voting against our initial business combination who exercised their conversion rights would not be entitled to convert their shares of common stock into a pro rata share of the aggregate amount then on deposit in the trust account. In such case, if we have required public stockholders to tender their certificates prior to the meeting, we will promptly return such certificates to the tendering public stockholder. Public stockholders would be entitled to receive their pro rata share of the aggregate amount on deposit in the trust account only in the event that the initial business combination they voted against was duly approved and subsequently completed, or in connection with our liquidation.

Investors in this offering who do not sell, or who receive less than an aggregate of $0.28 of net sales proceeds for, the warrants included in the units, or persons who purchase common stock in the aftermarket at a price in excess of $7.72 per share, may have a disincentive to exercise their conversion rights because the amount they would receive upon conversion could be less than their original or adjusted purchase price.

Liquidation if No Business Combination

If we do not complete a business combination within 24 months from the consummation of this offering, or within 30 months if the extension criteria described below have been satisfied, we will seek stockholder approval to dissolve and as promptly as practicable liquidate all funds from our trust account only to our public stockholders, as part of our dissolution and plan of distribution and in accordance with the applicable provisions of the Delaware General Corporation Law, including our obligations under the Delaware General Corporation Law to provide for claims of creditors. The liquidating distribution to public stockholders will consist of an aggregate sum equal to the amount in the trust fund after distribution to us of amounts used to purchase shares of our common stock, plus all accrued interest after distribution of interest income on the trust account balance to us for working capital requirements, stock purchases and our tax obligations, and will be made in proportion to our public stockholders’ respective equity interests. In the event we seek stockholder approval for our dissolution and plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, it is intended that our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation. Pursuant to the trust agreement governing such funds, the funds held in our trust account may not be distributed except upon our dissolution and, unless and until such approval is obtained from our stockholders, the funds held in our trust account will not be released (other than in connection with purchases of our securities, the funding of working capital and tax obligations, a conversion or a business combination as described elsewhere in this prospectus). Consequently, holders of a majority of our outstanding stock must approve our dissolution in order to receive the funds held in our trust account and, other than in connection with purchases of our securities, the funding of working capital and tax obligations, a conversion or a business combination, the funds will not be available for any other corporate purpose. As promptly as practicable upon the later to occur of (i) the approval by our stockholders of our plan of distribution or (ii) the effective date of such approved plan of distribution, we will liquidate our trust account to our public stockholders. Concurrently, we shall pay, or reserve for payment, from interest released to us from the trust account if available, our liabilities and obligations. As more fully described below, Eric S. Rosenfeld has agreed that, if we dissolve prior to the consummation of a business combination, he will be personally liable to ensure that the proceeds in the trust account are not reduced by such liabilities and obligations.

Each of our initial stockholders has agreed to waive its rights to participate in any liquidation of our trust account or other assets with respect to the initial securities and to vote their initial shares in favor of any dissolution and plan of distribution which we submit to a vote of stockholders. There will be no distribution from the trust account with respect to our warrants, which will expire worthless if we are liquidated.

If we are unable to complete an initial business combination and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be $7.72, or $0.28 less than the per-unit offering price of $8.00.

The proceeds deposited in the trust account could, however, become subject to the claims of our creditors which would be prior to the claims of our public stockholders. Although we will seek to have all vendors, including lenders for money borrowed, prospective target businesses or other entities we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will execute such agreements or even if they execute such agreements that they would be prevented from bringing claims against the trust account, including but not limited to, fraudulent inducement, breach of fiduciary responsibility or other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to gain an advantage with a claim against our assets, including the funds held in the trust account. If any third party refused to execute an agreement waiving such claims to the monies held in the trust account, we would perform an analysis of the alternatives available to us if we chose not to engage such third party and evaluate if such engagement would be in the best interest of our stockholders if such third party refused to waive such claims. Examples of possible instances where we may engage a third party that refused to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would only enter into an agreement with a third party that did not execute a waiver if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

Eric S. Rosenfeld has agreed, pursuant to an agreement with us and EBC, that, if we liquidate prior to the consummation of a business combination, he will be personally liable to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account, but only to the extent necessary to ensure that such debts or obligations do not reduce the amounts in the trust account. We have questioned Mr. Rosenfeld on his financial net worth and reviewed his financial information and believe he will be able to satisfy any indemnification obligations that may arise. We cannot assure you, however, that he would be able to satisfy those obligations. Accordingly, the actual per-share liquidation price could be less than $7.72, plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least $7.72 per share.

If we enter into a definitive agreement to complete an initial business combination prior to the expiration of 24 months from the consummation of this offering, but are unable to complete the business combination within the 24-month period, then we will have an additional six months in which to complete the business combination contemplated by the definitive agreement. If we are unable to do so by the expiration of the 30-month period from the consummation of this offering, we will seek stockholder approval to dissolve and liquidate as described above. Upon notice from us, the trustee of the trust account will commence liquidating the investments constituting the trust account and will distribute the funds to our public stockholders. Our instruction to the trustee will be given promptly after the later to occur of (i) the approval by our stockholders of our dissolution and plan of distribution or (ii) the effective date of such approved dissolution and plan of distribution.

Our public stockholders shall be entitled to receive funds from the trust account only in the event of our dissolution or if the stockholders seek to have us convert their respective shares for cash upon a business combination which the stockholder voted against and which is actually completed by us. In no other circumstances shall a stockholder have any right or interest of any kind to or in the trust account.

If a corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and we apply to the Court of Chancery for approval of such reasonable provisions of claims, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred if a proceeding with respect to such claim is not brought by the third anniversary of the dissolution (or such longer period directed by the Delaware Court of Chancery). Although we will seek stockholder approval for our dissolution and plan of distribution providing for the liquidation of the trust account to our public stockholders, we do not intend to comply with the procedures set forth in Section 280 of the Delaware General Corporation Law. Because we will not be complying with Section 280, we will seek stockholder approval of a plan of distribution complying with Section 281(b) of the Delaware General Corporation Law that will reasonably provide for our payment, based on facts known to us at such time, of (i) all existing claims, including those that are contingent, (ii) all pending proceedings to which we are a party and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors that we engage after the consummation of this offering or potential target businesses. As described above, we intend to have all vendors, including lenders for money borrowed, that we engage after the consummation of this offering, prospective target businesses and other entities execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account.

We expect that all costs associated with the implementation and completion of our dissolution and plan of distribution (currently estimated to be between $50,000 and $100,000 if not done in connection with a stockholder vote with respect to a potential business combination) as well as funds for payments to creditors, if any, will be funded by the our assets held outside of the trust account as well as interest earned on the trust account released to us, although we cannot give you assurances that there will be sufficient funds for such purposes. If such funds are insufficient, Eric S. Rosenfeld has agreed to advance us the funds necessary to complete such liquidation and dissolution and has agreed not to seek repayment of such expenses.

We currently believe that any dissolution and plan of distribution in connection with to the expiration of the 24- and 30-month deadlines would proceed in approximately the following manner:

•	prior to such deadline, our board of directors will, consistent with its obligations described in our amended and restated certificate of incorporation and Delaware law, consider a resolution for us to dissolve and consider a plan of distribution which it may then vote to recommend to our stockholders; at such time it will also cause to be prepared a preliminary proxy statement setting out such plan of distribution as well as the board’s recommendation of such plan;
•	upon such deadline, we would file our preliminary proxy statement with the SEC;

•	if the SEC does not review the preliminary proxy statement, then, 10 days following the passing of such deadline, we will mail a definitive proxy statement to our stockholders, and 30 days following the passing of such deadline we will convene a meeting of our stockholders, at which they will either approve or reject our dissolution and plan of distribution; and
•	if the SEC does review the preliminary proxy statement, we currently estimate that we will receive their comments 30 days following the passing of such deadline. We will mail a definitive proxy statement to our stockholders following the conclusion of the comment and review process (the length of which we cannot predict with any certainty, and which may be substantial) and we will convene a meeting of our stockholders at which they will either approve or reject our dissolution and plan of distribution.

In the event we seek stockholder approval for a plan of distribution and do not obtain such approval, we will nonetheless continue to pursue stockholder approval for our dissolution. Pursuant to the terms of our amended and restated certificate of incorporation, it is intended that our powers following the expiration of the permitted time periods for consummating a business combination will automatically thereafter be limited to acts and activities relating to dissolving and winding up our affairs, including liquidation.

Competition

In identifying, evaluating and selecting a target business, we may encounter intense competition from other entities having a business objective similar to ours. There are approximately 61 blank check companies that have completed initial public offerings in the United States with more than $12.0 billion in trust that are seeking to carry out a business plan similar to our business plan. Furthermore, there are a number of additional offerings for blank check companies that are still in the registration process but have not completed initial public offerings and there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. Additionally, we may be subject to competition from entities other than blank check companies having a business objective similar to ours, including venture capital firms, leverage buyout firms and operating businesses looking to expand their operations through the acquisition of a target business. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human and other resources than us and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe there may be numerous potential target businesses that we could acquire with the net proceeds of this offering, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of a target business. Further, the following may not be viewed favorably by certain target businesses:

•	our obligation to seek stockholder approval of a business combination may delay the completion of a transaction;
•	our obligation to convert into cash shares of common stock held by our public stockholders to such holders that both vote against the business combination and exercise their conversion rights may reduce the resources available to us for a business combination; and
•	our outstanding warrants and option, and the potential future dilution they represent.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that our status as a public entity and potential access to the United States public equity markets may give us a competitive advantage over privately-held entities having a similar business objective as ours in acquiring a target business with significant growth potential on favorable terms.

If we succeed in effecting a business combination, there will be, in all likelihood, intense competition from competitors of the target business. We cannot assure you that, subsequent to a business combination, we will have the resources or ability to compete effectively.

Facilities

We maintain our principal executive offices at 825 Third Avenue, 40th Floor, 10022. The cost for this space is included in the $10,000 per-month fee Crescendo Advisors II, LLC will charge us for office space, utilities and secretarial support, as we may require from time to time, commencing on the effective date of this prospectus through the earlier of our consummation of a business combination or our liquidation, pursuant to a letter agreement between us and Crescendo Advisors II, LLC. We share this space with Crescendo Advisors II, LLC and Staccato Acquisition Corp. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Crescendo Advisors II, LLC is at least as favorable as we could have obtained from an unaffiliated person. We consider our current office space, combined with the other office space otherwise available to our executive officers, adequate for our current operations.

Employees

We have two executive officers. These individuals are not obligated to devote any specific number of hours to our matters and they intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process the company is in. Accordingly, once management locates a suitable target business to acquire, they will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time to our affairs) than they would prior to locating a suitable target business. We presently expect our executive officers to devote an average of approximately 10 hours per week to our business. We do not intend to have any full time employees prior to the consummation of a business combination.

Periodic Reporting and Audited Financial Statements

We have registered our units, common stock and warrants under the Securities Exchange Act of 1934, as amended, and have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

Comparison to Offerings of Blank Check Companies

The following table compares and contrasts the terms of our offering and the terms of an offering of blank check companies under Rule 419 promulgated by the SEC assuming that the gross proceeds, underwriting discounts and underwriting expenses for the Rule 419 offering are the same as this offering and that the underwriters will not exercise their over-allotment option. None of the terms of a Rule 419 offering will apply to this offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$46,235,000 of the net offering proceeds plus the $1,050,000 we will receive from the sale of the insider warrants will be deposited into a trust account at Wachovia Securities, LLC, maintained by American Stock Transfer & Trust, acting as trustee.	$41,013,000 of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	The $46,235,000 of net offering proceeds plus the $1,050,000 we will receive from the sale of the insider warrants held in trust will only be invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of our net assets at the time of the execution of a definitive agreement for our initial business combination.	We would be restricted from acquiring a target business unless the fair value of such business or net assets to be acquired represent at least 80% of the maximum offering proceeds.

Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units may commence trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin to trade separately on the
90th day after the date of this prospectus unless
EarlyBirdCapital informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general, and the trading pattern of, and demand for, our securities in particular), provided we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Current Report on Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent or amended Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in the Form 8-K, an amendment thereto, or in a subsequent Form 8-K, information indicating if EarlyBirdCapital has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination and one year from the date of this prospectus and, accordingly, will be exercised only after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	We will give our stockholders the opportunity to vote on the business combination. In connection with seeking stockholder approval, we will send each stockholder a proxy statement containing information required by the SEC. A stockholder following the procedures described in this prospectus is given the right to convert his or her shares into his or her pro rata share of the trust account. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company, in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of the post-effective amendment, to decide whether he or she elects to remain a stockholder of the company or require the return of his or her investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account would automatically be returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all of the deposited funds in the escrow account must be returned to all investors and none of the securities will be issued.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Business combination deadline	Pursuant to our amended and restated certificate of incorporation, we must complete our initial business combination within 24 months from the consummation of this offering or within 30 months from the consummation of this offering if a definitive agreement relating to a prospective business combination is executed before the 24-month period ends. If our initial business combination does not occur within these time frames and we are dissolved as described herein, funds held in the trust account will be returned to investors as promptly as practicable.	If an acquisition has not been consummated within 18 months after the effective date of the initial registration statement, funds held in the trust or escrow account would be returned to investors.
Release of funds	There can be released to us, from time to time, from the proceeds held in trust
	(i) amounts necessary to purchase up to 15% of the shares sold in this offering, (ii) interest earned on the funds in the trust account up to an aggregate of $1,000,000 to fund expenses related to investigating and selecting a target business and our other working capital requirements and (iii) interest earned on the funds in the trust account in any amounts we may need to pay our income or other tax obligations. Other than for these exceptions, the proceeds held in the trust account will not be released until the earlier of the completion of a business combination and our liquidation upon failure to effect a business combination within the allotted time.	The proceeds held in the escrow account, including all accrued interest, would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Directors and Executive Officers

Our current directors and executive officers are as follows:

Name	Age	Position
Eric S. Rosenfeld	51	Chairman, Chief Executive Officer and President
David D. Sgro	32	Chief Financial Officer, Secretary and Director
Arnaud Ajdler	32	Director
Mark S. Hauser	48	Director
David Walke	53	Director

Eric S. Rosenfeld has been our chairman of the board, chief executive officer and president since our inception. Mr. Rosenfeld has been the president and chief executive officer of Crescendo Partners, L.P., a New York-based investment firm, since its formation in November 1998. He has also been the senior managing member of Crescendo Advisors II LLC, the entity providing us with general and administrative services, since its formation in August 2000. Since its inception in March 2008, Mr. Rosenfeld has been the chairman, chief executive officer and president of Staccato Acquisition Corp., a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. From April 2006 until July 2008, Mr. Rosenfeld served as the chairman of the board, chief executive officer and president of Rhapsody Acquisition Corp., a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Rhapsody Acquisition Corp. completed its business combination in July 2008 with Primoris Corporation, now listed on the NASDAQ Stock Market, and since such time Mr. Rosenfeld has served as a director of that company. From its inception in April 2004 until June 2006, he was the chairman of the board, chief executive officer and president of Arpeggio Acquisition Corporation, an OTC Bulletin Board-listed blank check company formed to effect a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. Arpeggio Acquisition Corporation completed its business combination in June 2006 with Hill International, Inc., now listed on the New York Stock Exchange, and since such time Mr. Rosenfeld has served as a director of that company. Mr. Rosenfeld is currently chairman of the board of CPI Aerostructures, Inc. an American Stock Exchange-listed company engaged in the contract production of structural aircraft parts principally for the U.S. Air Force and other branches of the U.S. armed forces. He became a director in April 2003 and chairman in January 2005. Since October 2005, he has been the chairman of the board of Computer Horizons Corp., quoted on the OTC-BB, that, before the sale of its operating businesses (at which time it was NASDAQ-listed), provided information technology professional services with a concentration in sourcing and managed services. Mr. Rosenfeld has also served on the board of Matrikon Inc. a Toronto Stock Exchange-listed provider of solutions for industrial intelligence, since July 2007. He has also been a member of the board of Dalsa Corporation, a Toronto Stock Exchange-listed company that designs and manufactures digital imaging products, since February 2008, and of Cott Corporation, a New York Stock Exchange-listed beverage company, since June 2008.

Prior to forming Crescendo Partners, Mr. Rosenfeld had been managing director at CIBC Oppenheimer and its predecessor company Oppenheimer & Co., Inc. since 1985. He was also chairman of the board of Spar Aerospace Limited, a company that provides repair and overhaul services for aircraft and helicopters used by governments and commercial airlines, from May 1999 through November 2001, until its sale to L-3 Communications. He served as a director of Hip Interactive, a Toronto Stock Exchange-listed company that distributes and develops electronic entertainment products, from November 2004 until July 2005. Mr. Rosenfeld also served as a director of AD OPT Technologies Inc., which was a Toronto Stock Exchange-listed company from April 2003 to November 2004, when it was acquired by Kronos Inc. Mr. Rosenfeld also served as a director and head of the special committee of Pivotal Corporation, a Canadian-based customer relations management software company that was sold to Chinadotcom in February 2004. He was a director of Sierra Systems Group, Inc., a Toronto Stock Exchange-listed information technology, management consulting and systems integration firm based in Canada from October 2003 until its sale in January 2007. From October 2005 through March 2006, Mr. Rosenfeld was a director of Geac Computer Corporation Limited, a

Toronto Stock Exchange and NASDAQ-listed software company, which was acquired by Golden Gate Capital. He was also a director of Emergis Inc., a Toronto Stock Exchange-listed company that enables the electronic processing of transactions in the finance and healthcare industries, from July 2004 until its sale to Telus Corporation in January 2008.

Mr. Rosenfeld is a regular guest lecturer at Columbia Business School and has served on numerous panels at Queen’s University Business Law School Symposia, McGill Law School, the World Presidents’ Organization and the Value Investing Congress. He is a faculty member at the Director’s College. He has also been a regular guest host on CNBC. Mr. Rosenfeld received an A.B. in economics from Brown University and an M.B.A. from the Harvard Business School.

David D. Sgro, CFA, has been our chief financial officer, secretary and a director since our inception. Since March 2008, Mr. Sgro has been the chief financial officer, secretary and a director of Staccato Acquisition Corp., a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. From April 2006 to July 2008, Mr. Sgro served as the chief financial officer of Rhapsody Acquisition Corp. and since July 2008 has served as a director of that company. Mr. Sgro has been a Senior Vice President of Crescendo Partners, L.P., a Delaware limited partnership, since December 2007, a Vice President from December 2005 to December 2007, and an investment analyst from May 2005 to December 2005. From August 2003 to May 2005, Mr. Sgro attended Columbia Business School. From June 1998 to May 2003, he worked as an analyst and then senior analyst at Management Planning, Inc., a firm engaged in the valuation of privately held companies. Simultaneously, Mr. Sgro worked as an associate with MPI Securities, Management Planning, Inc.’s boutique investment banking affiliate. From June 2004 to August 2004, Mr. Sgro worked as an analyst at Brandes Investment Partners. Mr. Sgro received a B.S. in Finance from The College of New Jersey and an M.B.A. from Columbia Business School. In 2001, he became a Chartered Financial Analyst (CFA) Charterholder. Mr. Sgro is a regular guest lecturer at the College of New Jersey and Columbia Business School.

Arnaud Ajdler has been a member of our board of directors since our inception. Since March 2008, Mr. Ajdler has been a director of Staccato Acquisition Corp., a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with an operating business. From April 2006 to July 2008, Mr. Ajdler served as the secretary and a director of Rhapsody Acquisition Corp. From April 2004 until its merger with Hill International in June 2006, he served as the chief financial officer and secretary and a member of the board of directors of Arpeggio Acquisition Corporation. He has continued to serve as a member of the board of directors of Hill International, a NYSE-listed company, since June 2006. Since March 2008, Mr. Ajdler has served as a director and on the Compensation Committee of Mothers Work, Inc., a designer and retailer of maternity apparel. Mr. Ajdler has also served as a director and on the Compensation Committee of O’Charley’s Inc., a NASDAQ-listed company. Since October 2005, Mr. Ajdler has also been an assistant to the chairman of the board and a board observer to Computer Horizon Corp., formerly a NASDAQ and now pink sheets listed company. Mr. Ajdler has been a member of the board of directors of Charming Shoppes, Inc., a NASDAQ-listed women’s apparel retailer, since June 2008 and serves on its audit and finance committees. He was also a member of the board of directors of The Topps Company, Inc. a NASDAQ-listed designer and marketer of confectionary and entertainment products, from August 2006 through September 2007. Mr. Ajdler has been a Managing Director of Crescendo Partners, L.P., a Delaware limited partnership, since December 2005, a Senior Vice President from December 2004 to December 2005 and an investment analyst from September 2003 to December 2004. Mr. Ajdler is has also been an adjunct professor at Columbia Business School since January 2007. From January 2000 to July 2001, he worked as a management consultant at Mercer Management Consulting, an international strategy consulting firm, before completing his M.B.A. at Harvard Business School in June 2003. He also worked as an investment analyst at Tilson Capital, a New York-based hedge fund, from July to September 2003, as an investment banker at Deutsche Bank, an international financial service provider, from June to August 2002, and as a management consultant at the Boston Consulting Group from June to August 1999. Mr. Ajdler received a B.S. in engineering from the Free University of Brussels, Belgium, an S.M. in Aeronautics from the Massachusetts Institute of Technology and an M.B.A from the Harvard Business School.

Mark S. Hauser has been a member of our board of directors since our inception. Heis a Senior Managing Director at Sandell Asset Management Corp. He is responsible for the firm’s global private equity practice and is on its investment committee. The private equity business of Sandell is focused on investing in private, often family-owned, middle market businesses involving growth capital financings, buyouts, and recapitalizations. Previously, Mr. Hauser served as a Managing Director and member of the Investment Committee of FdG Associates, a New York-based private equity firm. Prior thereto, he was the founder and Managing Director of Tamarix Capital Corporation, a private international investment-banking firm, and he also worked as an attorney for Rogers & Wells in New York, Simmons & Simmons in London and Simons & Baffsky in Sydney. Mr. Hauser has significant international financial expertise and has served on the board of directors of numerous public and private companies. Mr. Hauser graduated with a Bachelor of Economics Degree from Sydney University in 1978, a Bachelor of Law Degree from Sydney University in 1980, and a Master of Law Degree from the London School of Economics & Political Science in 1982.

David Walke has been a member of our board of directors since our inception. He is founder and President of Old Lyme Associates, a company that offers communications and marketing-related consulting services. From November 2001 through August 2007, Mr. Walke was Chief Executive Officer and largest individual shareholder of Guideline, Inc. (formerly FIND/SVP, Inc.), a business research firm. Mr. Walke served on the board of directors of Guideline from November 2001 through August 2007, and was elected Chairman of the Board in April 2005. From August 1982 through September 2001, he was the co-founder and Senior Managing Director of Morgen-Walke Associates, which upon its sale in January 2000 was the largest independent investor relations and corporate communications firm in the country.

Mr. Walke served on the Board of Directors of Vestcom International, a NASDAQ-listed leading provider of business critical document and information solutions, from June 2001 until its sale in November of 2002. He also served on the Board of Directors of Interliant, Inc., a NASDAQ-listed leading application service provider, from May 2001 through its sale in May 2003. He also served on the Board of Directors of B2B Stores, Inc., a NASDAQ-listed provider of e-commerce solutions from May 1999 through its sale in March 2001. He has also served on the Board of Directors of Gilda’s Club of Westchester since March 2001. Mr. Walke received a BS in Accounting from Syracuse University in 1976.

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of David Walke, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Mark S. Hauser and Arnaud Ajdler, will expire at the second annual meeting. The term of the third class of directors, consisting of David D. Sgro and Eric S. Rosenfeld, will expire at the third annual meeting.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. We believe that the skills and expertise of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional expertise should enable them to successfully identify and effect an acquisition. The loss of any of our executive officers or directors could be detrimental to our ability to consummate a business combination.

Special Advisor

We may seek guidance and advice from the following special advisor. We have no formal arrangement or agreement with this advisor to provide services to us and he has no fiduciary obligation to present business opportunities to us. This special advisor will simply provide advice, introductions to potential targets, and assistance to us, at our request, only if he is able to do so. Nevertheless, we believe with his business background and extensive contacts, he will be helpful to our search for a target business and our consummation of a business combination.

Joel Greenblatt is our special advisor who will advise us concerning our acquisition of a target business. Mr. Greenblatt is the managing partner of Gotham Capital III, L.P., an investment partnership he founded in April 1985, and a managing member of Gotham Capital V LLC. He is also a special advisor to Rhapsody Acquisition Corp. and was a special advisor to Arpeggio Acquisition Corporation. He is the former chairman of the board and a former board member of Alliant Techsystems, a New York Stock Exchange-listed aerospace and defense contractor. Since 1996, he has been on the adjunct faculty of Columbia Business School where he teaches “Security Analysis.” Mr. Greenblatt is the author of “You Can Be A Stock Market Genius” (Simon & Schuster, 1997) and “The Little Book That Beats the Market” (John Wiley & Sons, 2005). He received a B.S. (summa cum laude) and an MBA from the Wharton School of the University of Pennsylvania.

Past Involvement of Principals in Blank Check Companies

Each of Eric S. Rosenfeld, David D. Sgro, Arnaud Ajdler, Gregory R. Monahan, Joel M. Greenblatt and Mark S. Hauser has been involved with a blank check company in the past.

Arpeggio Acquisition Corporation, a blank check company formed with an objective to acquire an operating business, completed its initial public offering on June 30, 2004 and raised gross proceeds of $40.8 million at an offering price of $6.00 per unit. From its inception until it merged with Hill International, Inc. in June 2006, Mr. Rosenfeld had been the chairman, chief executive officer and president of Arpeggio Acquisition Corporation and Arnaud Ajdler had been the chief financial officer, secretary and a member of the board of directors of Arpeggio Acquisition Corporation. Each has continued to be a director of Hill International since June 2006. As Messrs. Rosenfeld and Ajdler are continuing to serve as directors of Hill International, in the future, they will receive any cash fees and stock awards that the board of directors determines to pay to its non-executive directors. No compensation was paid to any of these individuals for their services to Arpeggio Acquisition Corporation. However, Crescendo Advisors II, an affiliate of Mr. Rosenfeld’s, received a $7,500 per month fee from Arpeggio Acquisition Corporation for use of office space and administrative services from the effective date of Arpeggio Acquisition Corporation’s initial public offering through the date of the merger with Hill International.

Prior to Arpeggio Acquisition Corporation’s initial public offering, these individuals purchased the following shares for an aggregate purchase price of $25,000.

Name	Number of Shares
Eric S. Rosenfeld	1,080,000
Rosenfeld 1991 Children’s Trust	120,000
Leonard B. Schlemm	60,000
Colin D. Watson	60,000
Jon Bauer	60,000
Arnaud Ajdler	60,000

Subsequent to Arpeggio Acquisition Corporation’s initial public offering, Messrs. Rosenfeld, Schlemm and Gotham Capital V, an affiliate of Joel Greenblatt, our special advisor and a special advisor to Arpeggio Acquisition Corporation, purchased 750,000 warrants, 40,800 warrants and 212,500 warrants, respectively, at $0.65 per warrant for a total purchase price of $487,500, $26,520 and $138,125, respectively.

Rhapsody Acquisition Corp., a blank check company formed with an objective to acquire an operating business, completed its initial public offering on October 10, 2006 and raised gross proceeds of $41.4 million at an offering price of $8.00 per unit. From its inception until July 2008 Mr. Rosenfeld served as the chairman, chief executive officer and president of Rhapsody Acquisition Corp., David D. Sgro served as the chief financial officer of Rhapsody Acquisition Corp. and Arnaud Ajdler served as the secretary and a member of the board of directors of Rhapsody Acquisition Corp. No compensation was paid to any of these individuals for their services to Rhapsody Acquisition Corp. However, Crescendo Advisors II LLC, an affiliate of Mr. Rosenfeld’s, receives a $7,500 per month fee from Rhapsody Acquisition Corp. for use of office space and administrative services from the effective date of Rhapsody’s initial public offering until its consummation of a business combination or its liquidation.

On July 31, 2008, Rhapsody Acquisition Corp. completed a merger with Primoris Corporation pursuant to which Primoris was merged into Rhapsody, with Rhapsody being the surviving corporation. Primoris is a holding company of various subsidiaries which cumulatively form a diversified engineering and construction company providing a wide range of construction, fabrication, maintenance and replacement services, as well as engineering services to major public utilities, petrochemical companies, energy companies, municipalities and other customers. Following the merger Eric S. Rosenfeld and David D. Sgro have continued to be directors of the merged entity and Arnaud Ajdler has served as a board observer. As Messrs. Rosenfeld, Sgro and Ajdler are continuing to serve in an official capacity with Rhapsody, in the future, they will receive any cash fees and stock awards that the board of directors deems appropriate.

Prior to Rhapsody Acquisition Corp.’s initial public offering, these individuals purchased the following shares for an aggregate purchase price of $25,000.

Name	Number of Shares
Eric S. Rosenfeld	765,000
Rosenfeld 1991 Children’s Trust	106,840
Arnaud Ajdler	50,632
Leonard B. Schlemm	40,632
Jon Bauer	40,632
Colin D. Watson	40,632
Joel Greenblatt	40,632
David D. Sgro	20,000
Gregory R. Monahan	20,000

Simultaneously with the consummation of Rhapsody Acquisition Corp.’s initial public offering, Eric S. Rosenfeld, Leonard B. Schlemm, Jon Bauer, Colin D. Watson and Gotham Capital V, an entity controlled by Joel Greenblatt, purchased 1,136,364 warrants at $1.10 per warrant (for an aggregate purchase price of $1,250,000) from Rhapsody Acquisition Corp. in a private placement.

Executive Compensation

No executive officer has received any cash compensation for services rendered to us. Commencing on the date of this prospectus through the acquisition of a target business or our liquidation, we will pay Crescendo Advisors II, LLC, an affiliate of Eric S. Rosenfeld, a fee of $10,000 per month for providing us with office space and certain office and secretarial services. However, this arrangement is solely for our benefit and is not intended to provide Mr. Rosenfeld compensation in lieu of a salary. Other than the $10,000 per month administrative fee, no compensation of any kind, including finders, consulting or other similar fees, will be paid to any of our initial stockholders, including our directors, or any of their respective affiliates, prior to, or for any services they render in order to effectuate, the consummation of a business combination. However, such individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of these out-of-pocket expenses and there will be no review of the reasonableness of the expenses by anyone other than our board of directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

Conflicts of Interest

Certain of our officers and directors have pre-existing fiduciary obligations to Staccato Acquisition Corp., a blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other similar business combination with one or more operating businesses or assets that derives more than 50% of its gross revenues from any one or more segments of the construction, engineering, water, design, environmental, energy, recycling, waste management, logistics or related industries. If Staccato Acquisition Corp. does not complete its initial public offering, we may execute a definitive agreement for an initial business combination with a target business having revenues in any industry we choose. However, assuming Staccato Acquisition Corp. completes its initial public offering, pursuant to our amended and restated certificate of incorporation, unless and until Staccato Acquisition Corp. enters into a definitive agreement for its initial business combination, we are prohibited from executing a definitive agreement for an initial business combination with a target business that derives more than 50% of its gross revenues from any one or more segments of the construction, engineering, water, design, environmental, energy, recycling, waste management, logistics or related industries. Accordingly, our board of directors will determine whether the target business meets the foregoing criteria as part of its evaluation of a particular target business prior to submitting it to stockholders for their consideration. Except as set forth above, we may not acquire a target business that Staccato Acquisition Corp. may acquire pursuant to its amended and restated certificate of incorporation. Because we cannot acquire a target business within such industries unless Staccato Acquisition Corp. has not completed its initial public offering or, if it has completed its initial public offering, has first entered into a definitive agreement for an initial business combination, we believe that our officers will not have any conflict of interest in determining to which entity to present a particular opportunity for a business combination.

In addition to the foregoing, the following table summarizes the other relevant pre-existing fiduciary or contractual obligations of our officers and directors:

Name of Affiliated Company	Name of Individual(s)	Priority/Preference Relative to Symphony Acquisition Corp.
Hill International	Eric S. Rosenfeld & Arnaud Ajdler	Messrs. Rosenfeld and Ajdler will be required to present all business opportunities which are suitable for Hill International to Hill International prior to presenting them to us. Hill International provides fee-based project management and construction claims services to clients worldwide.
CPI Aerostructures, Inc.	Eric S. Rosenfeld	Mr. Rosenfeld will be required to present all business opportunities which are suitable for CPI Aerostructures to CPI Aerostructures prior to presenting them to us. CPI Aerostructures is engaged in the contract production of structural aircraft parts principally for the United States Air Force and other branches of the U.S. armed forces.
Computer Horizons Corp.	Eric S. Rosenfeld	Mr. Rosenfeld will be required to present all business opportunities which are suitable for Computer Horizons to Computer Horizons prior to presenting them to us. Computer Horizons provides IT professional services with a concentration in sourcing and managed services.
Dalsa Corp.	Eric S. Rosenfeld	Mr. Rosenfeld will be required to present all business opportunities which are suitable for Dalsa Corp. to Dalsa Corp. prior to presenting them to us. Dalsa Corp. provides semiconductor products and services and digital imaging products and solutions.
Matrikon Inc.	Eric S. Rosenfeld	Mr. Rosenfeld will be required to present all business opportunities which are suitable for Matrikon Inc. to Matrikon Inc. prior to presenting them to us. Matrikon Inc. provides integrated industrial intelligence solutions that enable industrial customers to improve operating efficiency.
Cott Corporation	Eric S. Rosenfeld	Mr. Rosenfeld will be required to present all business opportunities which are suitable for Cott Corporation to Cott Corporation prior to presenting them to us. Cott Corporation is a beverage company.
Mothers Work Inc.	Arnaud Ajdler	Mr. Ajdler will be required to present all business opportunities which are suitable for Mothers Work Inc. to Mothers Work Inc. prior to presenting them to us. Mothers Work Inc. is an apparel retailer which focuses on the maternity segment.

Name of Affiliated Company	Name of Individual(s)	Priority/Preference Relative to Symphony Acquisition Corp.
O’Charley’s Inc.	Arnaud Ajdler	Mr. Ajdler will be required to present all business opportunities which are suitable for O’Charley’s Inc. to O’Charley’s Inc. prior to presenting them to us. O’Charley’s Inc. is a casual dinning restaurant chain with more than 350 restaurants under three separate concepts.
Charming Shoppes, Inc.	Arnaud Ajdler	Mr. Ajdler will be required to present all business opportunities which are suitable for Charming Shoppes, Inc. to Charming Shoppes, Inc. prior to presenting them to us. Charming Shoppes, Inc. is a women’s apparel retailer.
Rhapsody Acquisition Corp.	Eric S. Rosenfeld, David D. Sgro & Arnaud Ajdler	Messrs. Rosenfeld, Sgro and Ajdler will be required to present all business opportunities which are suitable for Rhapsody Acquisition Corp. to Rhapsody Acquisition Corp. prior to presenting them to us. Rhapsody Acquisition Corp. is a holding company of various subsidiaries which cumulatively form a diversified engineering and construction company.

In order to minimize potential conflicts of interest which may arise from multiple corporate affiliations, each of our officers has agreed, until the earliest of a business combination, our liquidation or such time as he ceases to be an officer, to present to our company for our consideration, prior to presentation to any other entity, any suitable business opportunity to acquire an operating business which may reasonably be required to be presented to us, subject to any pre-existing fiduciary or contractual obligations he might have. Accordingly, our officers and directors must present to us all suitable business opportunities which may reasonably be required to be presented to us prior to presenting them to any company which they become affiliated with following this offering. However, they would be required to present business opportunities to companies which they are currently affiliated with and owe a fiduciary or contractual obligation to prior to presenting them to us, as set forth above.

Potential investors should also be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	Our officers and directors may in the future become affiliated with entities, including other blank check companies, engaged in business activities similar to those intended to be conducted by our company.
•	The initial securities owned by our officers and directors will be released from escrow only if a business combination is successfully completed, and the insider warrants purchased by our officers and directors (or their affiliates) and any warrants which they may purchase in this offering or in the aftermarket will expire worthless if a business combination is not consummated. Additionally, our officers and directors will not receive liquidation distributions with respect to any of their initial securities. Furthermore, the purchasers of the insider warrants have agreed that such securities will not be sold or transferred by them until after we have completed a business combination. For the foregoing reasons, our board may have a conflict of interest in determining whether a particular target business is appropriate to effect a business combination with.

•	Our directors and officers may purchase shares of common stock as part of this offering or in the open market at then prevailing market prices. If they did, they would be entitled to vote such shares as they choose on a proposal to approve a business combination.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;
•	the opportunity is within the corporation’s line of business; and
•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective initial shares in accordance with the vote of the public stockholders owning a majority of the shares of our common stock sold in this offering. In addition, they have agreed to waive their respective rights to participate in any liquidation distribution with respect to the securities acquired by them prior to this offering. Any common stock acquired by initial stockholders in the offering or aftermarket will be considered part of the holdings of the public stockholders. Except with respect to the conversion rights afforded to public stockholders, these initial stockholders will have the same rights as other public stockholders with respect to such shares, including voting rights in connection with a potential business combination. Accordingly, they may vote such shares on a proposed business combination any way they choose.

To further minimize potential conflicts of interest, we have agreed not to: (i) acquire an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past; (ii) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, initial shareholders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (iii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial shareholders or their affiliates acquire the remaining portion of such target business, unless, in any of such cases, we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view. Furthermore, in no event will any of our existing officers, directors, shareholders or advisors, or any entity with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of a business combination.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of August 12, 2008 and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus (assuming none of the individuals listed purchase units in this offering), by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;
•	each of our officers and directors; and
•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record of beneficial ownership of the initial warrants or insider warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Prior to Offering			After Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership		Approximate Percentage of Outstanding Common Stock	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Common Stock
Eric S. Rosenfeld	1,296,249(3),(4)		73.6%	1,127,172	14.7%
Arnaud Ajdler	176,094	(5)	10.0%	153,125	2.0%
David D. Sgro	88,047	(6)	5.0%	76,563	1.0%
Gregory R. Monahan	88,047	(6)	5.0%	76,563	1.0%
Mark S. Hauser	37,500	(7)	2.1%	32,609	*
David Walke	37,500	(7)	2.1%	32,609	*
All directors and executive officers as a group (five individuals)	1,635,390		92.9%	1,422,078	18.6%

*	Less than 1%.
(1)	Unless otherwise indicated, the business address of each of the individuals is 825 Third Avenue, 40th Floor, New York, NY 10022.
(2)	Assumes no exercise of the over-allotment option and, therefore, the forfeiture of an aggregate of 229,687 shares of common stock held by our initial stockholders.
(3)	Includes 250,000 shares of common stock held by the Rosenfeld 1991 Children’s Trust, of which Mr. Rosenfeld’s wife is the sole trustee.
(4)	Includes up to 169,077 shares of common stock held by Mr. Rosenfeld and the Rosenfeld 1991 Children’s Trust that are subject to forfeiture if the over-allotment option is not exercised in full.
(5)	Includes up to 22,969 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised in full.
(6)	Includes up to 11,484 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised in full.
(7)	Includes up to 4,891 shares of common stock that are subject to forfeiture if the over-allotment option is not exercised in full.

Immediately after this offering, our initial stockholders, which include all of our officers and directors, collectively, will beneficially own 20% of the then issued and outstanding shares of our common stock (assuming none of them purchase any units offered by this prospectus). Because of the ownership block held by our initial stockholders, such individuals may be able to effectively exercise control over all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

If the underwriters do not exercise all or a portion of the over-allotment option, our initial stockholders will be required to forfeit up to an aggregate of 229,687 initial units, representing 229,687 initial shares and 229,687 initial warrants. Our initial stockholders will be required to forfeit only a number of units necessary to maintain their collective 20% ownership interest in our shares of common stock after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

All of the initial securities outstanding prior to the date of this prospectus will be placed in escrow with American Stock Transfer & Trust Company, as escrow agent, until one year after the consummation of a business combination. These securities may be released from escrow earlier than this date if, within one year after we consummate a business combination:

•	the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30-trading day period; or
•	we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Additionally, if more than a total of 35% of the shares sold in this offering (2,143,750 shares, or 2,465,312 shares if the over-allotment option is exercised in full) are either (i) purchased by us prior to the consummation of a business combination or (ii) voted by the holders of such shares against a proposed business combination with a corresponding exercise of conversion rights and such business combination is consummated, our initial stockholders have agreed to forfeit and return to us for cancellation a number of initial units so that the initial stockholders will collectively own no more than 27.78% of our outstanding shares of common stock upon consummation of such business combination (without giving effect to any shares that may be issued in the business combination).

During the escrow period, the only permitted transfers of these securities will be (A) pledges to secure obligations incurred in connection with purchases of our securities or (B) transfers to (i) our officers and directors, (ii) an entity’s members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death or (v) pursuant to a qualified domestic relations order, in each case where the transferee agrees to the terms of the escrow agreement. In no other event will our initial stockholders be able to transfer their initial shares during the escrow period. Holders of these securities will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be placed in escrow. If we are unable to effect a business combination and liquidate, none of our initial stockholders will receive any portion of the liquidation proceeds with respect to their initial shares.

Eric S. Rosenfeld, David D. Sgro, Arnaud Ajdler, Gregory R. Monahan, Joel M. Greenblatt, Mark S. Hauser and David Walke have committed to purchase the insider warrants (for a total purchase price of $1,050,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that they will not be redeemable by us and will be exercisable for cash or on a cashless basis, at the holder’s option, in each case so long as such warrants are held by the purchasers or their permitted transferees. The purchasers have agreed that the insider warrants will not be sold or transferred by them (except to (i) our officers and directors or entities under their control, (ii) an entity’s members upon its liquidation, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death or (v) pursuant to a qualified domestic relations order) until after we have completed a business combination.

Eric S. Rosenfeld and Arnaud Ajdler are our “promoters,” as that term is defined under the Federal securities laws.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In April 2008, we issued 1,760,937 units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock, to the individuals set forth below for $25,000 in cash (the same amount typically paid for initial securities of similarly structured blank check companies), at a purchase price of approximately $0.01 unit, as follows:

Name	Number of Units	Relationship to Us
Eric S. Rosenfeld	1,046,249	Chairman of the Board, Chief Executive Officer and President
Rosenfeld 1991 Children’s Trust	250,000	Trustee is wife of Chairman of the Board, Chief Executive Officer & President
Arnaud Ajdler	176,094	Director
David D. Sgro	88,047	Chief Financial Officer, Secretary and Director
Gregory R. Monahan	88,047	Stockholder
Mark S. Hauser	37,500	Director
David Walke	37,500	Director
Joel M. Greenblatt	37,500	Special Advisor

If the underwriters determine the size of the offering should be increased or decreased, a unit dividend or a contribution back to capital, as applicable, would be effectuated in order to maintain our initial stockholders’ ownership at a percentage of the number of shares to be sold in this offering. Such an increase or decrease in offering size could also result in a proportionate increase in the amount of interest we may withdraw from the trust account. As a result of an increase in the size of the offering, the per-share conversion or liquidation price could decrease by as much as $0..

The holders of the majority of these securities will be entitled to make up to two demands that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights at any time commencing three months prior to the date on which these securities are released from escrow. In addition, these stockholders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the date on which these securities are released from escrow. We will bear the expenses incurred in connection with the filing of any such registration statements.

Eric S. Rosenfeld, David D. Sgro, Arnaud Ajdler, Gregory R. Monahan, Joel M. Greenblatt, Mark S. Hauser and David Walke have committed, pursuant to written subscription agreements with us and EarlyBirdCapital, to purchase the 1,500,000 insider warrants (for a total purchase price of $1,050,000) from us. These purchases will take place on a private placement basis simultaneously with the consummation of this offering. The purchase price for the insider warrants will be delivered to Graubard Miller, our counsel in connection with this offering, who will also be acting solely as escrow agent in connection with the private sale of insider warrants, at least 24 hours prior to the date of this prospectus to hold in a non-interest bearing account until we consummate this offering. Graubard Miller will deposit the purchase price into the trust account simultaneously with the consummation of the offering. The insider warrants will be identical to the warrants underlying the units being offered by this prospectus except that they will not be redeemable by us and will be exercisable for cash or on a cashless basis, at the holder’s option, in each case so long as such warrants are held by the purchasers or their permitted transferees. The purchasers have agreed that the insider warrants will not be sold or transferred by them (except to permitted transferees) until after we have completed a business combination. The holders of the majority of these insider warrants (or underlying shares) will be entitled to demand that we register these securities pursuant to an agreement to be signed prior to or on the date of this prospectus. The holders of the majority of these securities may elect to exercise these registration rights with respect to such securities at any time after we consummate a business combination. In addition, these holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Crescendo Advisors II, LLC has agreed that, commencing on the effective date of this prospectus through the earlier of our consummation of a business combination or our liquidation, it will make available to us certain office space, utilities and secretarial support, as we may require from time to time. We have agreed to pay Crescendo Advisors II, LLC $10,000 per month for these services. Eric S. Rosenfeld is the majority holder of Crescendo Advisors II, LLC. Accordingly, Mr. Rosenfeld will benefit from the transaction to the extent of his interest in Crescendo Advisors II, LLC. However, this arrangement is solely for our benefit and is not intended to provide Mr. Rosenfeld compensation in lieu of a salary. We believe, based on rents and fees for similar services in the New York City metropolitan area, that the fee charged by Crescendo Advisors II, LLC is at least as favorable as we could have obtained from an unaffiliated person.

As of the date of this prospectus, Eric S. Rosenfeld has advanced to us $100,000 to cover expenses related to this offering. The loan will be payable without interest on the earlier of May 19, 2009 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not being placed in trust.

We will reimburse our officers and directors for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us, which will be reviewed only by our board or a court of competent jurisdiction if such reimbursement is challenged.

Other than the $10,000 per-month administrative fee and reimbursable out-of-pocket expenses payable to our officers and directors, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our initial stockholders, officers or directors who owned our common stock prior to this offering, or to any of their respective affiliates, prior to or with respect to the business combination (regardless of the type of transaction that it is).

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our board who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. We will not enter into any such transaction unless our disinterested “independent” directors (or, if there are no “independent” directors, our disinterested directors) determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties.

Related Party Policy

We intend to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interest, except under guidelines approved by the board of directors (or the audit committee, if one exists). Related-party transactions are defined under SEC rules as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5 percent beneficial owner of our common stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

The board of directors is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. The board of directors will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related party’s interest in the transaction. No director may participate in the approval of any transaction in which he is a related party, but that director is required to provide the other members of the board of directors with all material information concerning the transaction. Additionally, we require each of our directors and executive officers to complete a directors’ and officers’ questionnaire on an annual basis that elicits information about related party transactions.

To minimize potential conflicts of interest, we have agreed not to: (i) acquire an entity with which our officers or directors, through their other business activities, had acquisition or investment discussions in the past; (ii) consummate an initial business combination with an entity which is, or has been within the past five years, affiliated with any of our officers, directors, initial shareholders or their affiliates, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any private equity fund or investment company (or an affiliate thereof) that is affiliated with such individuals; or (iii) enter into a business combination where we acquire less than 100% of a target business and any of our officers, directors, initial shareholders or their affiliates acquire the remaining portion of such target business, unless, in any of such cases, we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated shareholders from a financial point of view.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DESCRIPTION OF SECURITIES

General

On the date of this prospectus, we will be authorized to issue 25,000,000 shares of common stock, par value $.0001, and 1,000,000 shares of preferred stock, par value $.0001.

Units

There are currently 1,760,937 units outstanding held by eight holders. Upon consummation of the offering, there will be 7,656,250 units (or 8,804,687 units if the over-allotment option is exercised in full) outstanding. Each unit consists of one share of common stock andone warrant. Each warrant entitles the holder to purchase one share of common stock. The common stock and warrants will begin to trade separately on the 90th day after the date of this prospectus unless EarlyBirdCapital informs us of its decision to allow earlier separate trading (based upon its assessment of the relative strengths of the securities markets and small capitalization companies in general and the trading pattern of, and demand for, our securities in particular), provided that in no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 8-K, we will file a subsequent or amended Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also include in the Form 8-K, an amendment thereto, or in a subsequent Form 8-K information indicating if EarlyBirdCapital has allowed separate trading of the common stock and warrants prior to the 90th day after the date of this prospectus.

Common Stock

There are currently 1,760,937 shares of common stock outstanding held by eight holders. Upon consummation of the offering, there will be 7,656,250 shares of common stock (or 8,804,687 shares of common stock if the over-allotment option is exercised in full) outstanding. Our stockholders of record are entitled to one vote for each share held on all matters to be voted on by stockholders. In connection with the vote required for any business combination, all of our initial stockholders, including all of our officers and directors, have agreed to vote their respective shares of common stock owned by them immediately prior to this offering in accordance with the majority of the shares of our common stock voted by our public stockholders. This voting arrangement shall not apply to shares included in units purchased in this offering or purchased following this offering in the open market by any of our initial stockholders, officers and directors. Our initial stockholders, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 40% of the shares sold in this offering both exercise their conversion rights discussed below and vote against the business combination.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares eligible to vote for the election of directors can elect all of the directors.

Pursuant to our amended and restated certificate of incorporation, if we do not consummate a business combination within 24 months from the consummation of this offering, or 30 months from the consummation of this offering if the extension criteria have been satisfied, our corporate existence will cease except for the purposes of winding up our affairs and liquidating. If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust fund, including any interest, and any net assets remaining available for distribution to them after payment of liabilities. Our initial stockholders have agreed to waive their rights to share in any distribution with respect to their initial securities.

Our stockholders have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

There are no shares of preferred stock outstanding. Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our board of directors. No shares of preferred stock are being issued or registered in this offering. Accordingly, our board of directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting or other rights which could adversely affect the voting power or other rights of the holders of common stock. However, the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

There are currently 1,760,937 warrants outstanding held by eight holders. Upon consummation of the offering, there will be 9,156,250 warrants (or 10,304,687 warrants if the over-allotment option is exercised in full) outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, in cash or on cashless basis, at our option, at any time commencing on the later of one year from the date of this prospectus and the completion of a business combination. However, the public warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time.

We may call the warrants for redemption (including any warrants issued upon exercise of the unit purchase option granted to EarlyBirdCapital but excluding the initial warrants and insider warrants), upon the prior written consent of EarlyBirdCapital,

•	in whole and not in part,
•	at a price of $.01 per warrant at any time after the warrants become exercisable,
•	upon not less than 30 days’ prior written notice of redemption to each warrant holder, and
•	if, and only if, the reported last sale price of the common stock equals or exceeds $11.50 per share, for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We will not redeem the public warrants unless an effective registration statement covering the shares of common stock issuable upon exercise of the warrants is current and a prospectus is available for use throughout the 30-day redemption period.

The right to exercise will be forfeited unless the right is exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.

The redemption criteria for our warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing common stock price and the warrant exercise price so that if the stock price declines as a result of our redemption call, the redemption will not cause the stock price to drop below the exercise price of the warrants.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” The public stockholders, however, may not make such an election at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This would have the effect of reducing the number of shares received by holders of the warrants.

We have agreed to allow the purchasers of the initial warrants and the insider warrants and their affiliates to exercise the insider warrants on a “cashless basis” even if our management does not require all other holders to do so. If the holders take advantage of this option, they would pay the exercise price by surrendering their insider warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the insider warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. In the event of redemption, the “fair market value” shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of warrants. In any other situation, the “fair market value” shall mean the average reported last sale price of the common stock for the five trading days ending on the trading day preceding the day of exercise. The reason that we have agreed that the insider warrants will be exercisable on a cashless basis so long as they are held by the purchasers or their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they are, their ability to sell our securities in the open market will be significantly limited. If they remain insiders, we will have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time, an insider cannot trade in our securities if he is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

The warrants will be issued in registered form under a warrant agreement between American Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

No public warrants will be exercisable and we will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such public warrant, a prospectus relating to the common stock issuable upon exercise of the public warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the public warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless. As the initial warrants and insider warrants were issued in private placements, they may be exercised for unregistered shares if a registration statement relating to the shares of common stock issuable upon exercise of the warrants is not effective and current.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up or down to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Purchase Option

We have agreed to sell to the underwriters an option to purchase up to a total of 490,800 units at $10.00 per unit. The units issuable upon exercise of this option are identical to those offered by this prospectus.

Dividends

We have not paid any cash dividends on our common stock to date and do not intend to pay cash dividends prior to the completion of a business combination. The payment of cash dividends in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition subsequent to completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then board of directors. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations and, accordingly, our board does not anticipate declaring any dividends in the foreseeable future.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is American Stock Transfer & Trust Company.

Shares Eligible for Future Sale

Immediately after this offering, we will have 7,656,250 shares of common stock outstanding, or 8,804,687 shares of common stock outstanding if the over-allotment option is exercised in full. Of these shares, the 6,125,000 shares sold in this offering, or 7,043,750 shares if the over-allotment option is exercised, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares have been placed in escrow and will not be transferable for a period of one year from the consummation of our initial business combination and will be released prior to that date only if (i) the underwriters do not exercise the over-allotment option in full but only to the extent necessary to maintain our initial stockholders’ collective ownership of our common stock at 20% or (ii) within the first year after we consummate an initial business combination:

•	the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within any 30-trading day period; or
•	we consummate a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Additionally, a portion of these shares will be forfeited by our initial stockholders and returned to us for cancellation if more than a total of 35% of the shares sold in this offering are either (i) purchased by us prior to the consummation of a business combination or (ii) voted by the holders of such shares against a proposed business combination with a corresponding exercise of conversion rights and such business combination is consummated so that the initial stockholders will collectively own no more than 27.78% of our outstanding shares of common stock upon consummation of such business combination (without giving effect to any shares that may be issued in the business combination).

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of common stock or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of common stock or warrants for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 76,562 shares immediately after this offering (or 88,046 if the over-allotment option is exercised in full); and
•	if the common stock is listed on a national securities exchange or on The Nasdaq Stock Market, the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff had taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144, our initial shareholders will be able to sell their initial shares freely without registration one year after we have completed our initial business combination.

Registration Rights

The holders of our initial securities issued and outstanding on the date of this prospectus, as well as the holders of the insider warrants (and underlying securities), will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of this offering. The holders of the majority of these securities are entitled to make up to two demands that we register such securities. The holders of the majority of the initial securities (or underlying securities) can elect to exercise these registration rights at any time commencing three months prior to the date on which these securities are to be released from escrow. The holders of a majority of the insider warrants (or underlying securities) can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

UNDERWRITING

In accordance with the terms and conditions contained in the underwriting agreement, we have agreed to sell to each of the underwriters named below, and each of the underwriters, for which EarlyBirdCapital is acting as representative, has individually agreed to purchase on a firm commitment basis the number of units set forth opposite their respective name below:

Underwriters	Number of Units
EarlyBirdCapital, Inc.
Morgan Joseph & Co. Inc.
Pali Capital, Inc.
Total	6,125,000

A copy of the underwriting agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part.

State Blue Sky Information

We will offer and sell the units to retail customers only in Arizona, Colorado, Delaware, the District of Columbia, Florida, Georgia, Hawaii, Illinois, Indiana, Louisiana, Maine, Maryland, Minnesota, Missouri, New Hampshire, New York, South Carolina, South Dakota, Rhode Island, Utah, Vermont, Virginia, Wisconsin and Wyoming. In New York and Hawaii, we have relied on exemptions from the state registration requirements. In the other states, we have applied to have the units registered for sale and will not sell the units to retail customers in these states unless and until such registration is effective (including in Colorado, pursuant to 11-51-302(6) of the Colorado Revised Statutes).

If you are not an institutional investor, you may purchase our securities in this offering only in the jurisdictions described directly above.

Individual investors residing in Arizona must meet the following criteria in order to purchase Units:

1.	Minimum of $150,000, or $200,000 when combined with spouse, in gross income during the prior year and a reasonable expectation that the investor will have such income in the current year; or
2.	Minimum net worth of $350,000, or $400,000 when combined with spouse, exclusive of home, home furnishings and automobiles, with the investment not exceeding 10% of the net worth of the investor, together with spouse, if applicable.

Institutional investors in every state except in Idaho may purchase the units in this offering pursuant to exemptions under the Blue Sky laws of various states. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities.

We will file periodic and annual reports under the Securities Exchange Act of 1934. Therefore, under the National Securities Markets Improvement Act of 1996, the resale of the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, are exempt from state registration requirements. However, states are permitted to require notice filings and collect fees with regard to these transactions, and a state may suspend the offer and sale of securities within such state if any such required filing is not made or fee is not paid. As of the date of this prospectus, the following states either do not presently require any notice filings or fee payments or have not yet issued rules or regulations indicating whether notice filings or fee payments will be required:

•	Alabama, Alaska, Arizona, Arkansas, California, Colorado, Connecticut, Delaware, Florida, Georgia, Hawaii, Idaho, Indiana, Iowa, Kansas, Kentucky, Louisiana, Maine, Massachusetts, Minnesota, Mississippi, Missouri, Nebraska, Nevada, New Jersey, New Mexico, New York, North Carolina, Ohio, Oklahoma, Pennsylvania, Rhode Island, South Carolina, South Dakota, Utah, the Virgin Islands, Virginia, Washington, West Virginia, Wisconsin and Wyoming.

Additionally, the following states currently permit the resale of the units, and the common stock and warrants comprising the units, once they become separately transferable, if the proper notice filings have been submitted and the required fees have been paid:

•	The District of Columbia, Illinois, Maryland, Michigan, Montana, New Hampshire, North Dakota, Oregon, Puerto Rico, Tennessee, Texas and Vermont.

As of the date of this prospectus, we have not determined in which, if any, of these states we will submit the required filings or pay the required fee. Additionally, if any of these states that has not yet adopted a statute relating to the National Securities Markets Improvement Act adopts such a statute in the future requiring a filing or fee or if any state amends its existing statutes with respect to its requirements, we would need to comply with those new requirements in order for the securities to continue to be eligible for resale in those jurisdictions.

Under the National Securities Markets Improvement Act, the states retain the jurisdiction to investigate and bring enforcement actions with respect to fraud or deceit, or unlawful conduct by a broker or dealer, in connection with the sale of securities. Although we are not aware of a state having used these powers to prohibit or restrict resales of securities issued by blank check companies generally, certain state securities commissioners view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the resale of securities of blank check companies in their states.

Aside from the exemption from registration provided by the National Securities Markets Improvement Act, we believe that the units, from and after the effective date, and the common stock and warrants comprising the units, once they become separately transferable, may be eligible for sale on a secondary market basis in various states based on the availability of another applicable exemption from state registration requirements, in certain instances subject to waiting periods, notice filings or fee payments.

Pricing of Securities

We have been advised that the underwriters propose to offer the units to the public at the offering price set forth on the cover page of this prospectus. They may allow some dealers concessions not in excess of $ per unit and the dealers may reallow a concession not in excess of $ per unit to other dealers.

Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the underwriters. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;
•	prior offerings of those companies;
•	our prospects for acquiring an operating business at attractive values;
•	our capital structure;
•	an assessment of our management and their experience in identifying operating companies;
•	general conditions of the securities markets at the time of the offering; and
•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Over-Allotment Option

We have granted to the underwriters an option, exercisable during the 45-day period commencing on the date of this prospectus, to purchase from us at the offering price, less underwriting discounts, up to an aggregate of 918,750 additional units for the sole purpose of covering over-allotments, if any. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution. The underwriters may exercise the over-allotment option if they sell more units than the total number set forth in the table above.

Commissions and Discounts

The following table shows the public offering price, underwriting discount to be paid by us to the underwriters and the proceeds, before expenses, to us. This information assumes either no exercise or full exercise by the underwriters of their over-allotment option.

	Per Unit	Without Option	With Option
Public offering price	$8.00	49,000,000	56,350,000
Discount(1)	$0.56	3,430,000	3,944,500
Proceeds before expenses(2)	$7.44	45,570,000	52,405,500

(1)	$1,715,000, or $1,972,250 if the over-allotment option is exercised in full, of the underwriting discounts will not be payable unless and until we complete a business combination. The underwriters have waived their right to receive such payment upon our liquidation if we are unable to complete a business combination.
(2)	The offering expenses are estimated at $550,000.

No discounts or commissions will be paid on the sale of the insider warrants.

Purchase Option

We have agreed to sell to the representative of the underwriters, for $100, an option to purchase up to a total of 490,800 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $10.00 per unit, and may be exercised on a cashless basis, commencing on the later of the consummation of a business combination and one year from the date of this prospectus and expiring five years from the date of this prospectus. The option and the 490,800 units, the 490,800 shares of common stock and the 490,800 warrants underlying such units, and the 490,800 shares of common stock underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 2710(g)(1) of FINRA’s NASD Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for a one-year period (including the foregoing 180-day period) following the date of this prospectus except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the date of this prospectus with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of common stock at a price below its exercise price.

Regulatory Restrictions on Purchase of Securities

Rules of the SEC may limit the ability of the underwriters to bid for or purchase our units before the distribution of the units is completed. The distribution of the units in this offering will be completed once all the units have been sold, all stabilizing transactions have been completed and all penalty bids have either been reclaimed or withdrawn. However, the underwriters may engage in the following activities in accordance with the rules:

•	Stabilizing Transactions. The underwriters may make bids or purchases for the purpose of preventing or retarding a decline in the price of our units, as long as stabilizing bids do not exceed the offering price of $8.00.
•	Over-Allotments and Syndicate Coverage Transactions. The underwriters may create a short position in our units by selling more of our units than are set forth on the cover page of this prospectus.

If the underwriters create a short position during the offering, they may engage in syndicate covering transactions by purchasing our units in the open market. The underwriters may also elect to reduce any short position by exercising all or part of the over-allotment option.
•	Penalty Bids. Each underwriter may reclaim a selling concession from the other underwriter when the units originally sold by the underwriter are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

Stabilization and syndicate covering transactions may cause the price of our securities to be higher than they would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the prices of our securities if it discourages resales of our securities.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities. These transactions may occur on the OTC Bulletin Board, in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Terms

Although we are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so, any of the underwriters may, among other things, introduce us to potential target businesses or assist us in raising additional capital, as needs may arise in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation; provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in this respect.

LEGAL MATTERS

Graubard Miller, New York, New York is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. Greenberg Traurig, LLP, New York, New York, is acting as counsel for the underwriters in this offering.

EXPERTS

The financial statements as of May 21, 2008 and for the period then ended included in this prospectus and in the registration statement have been so included in reliance on the report of BDO Seidman, LLP, an independent registered public accounting firm, (the report on the financial statements contains an explanatory paragraph regarding the company’s ability to continue as a going concern) appearing elsewhere herein and in the registration statement given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

SYMPHONY ACQUISITION CORP.
(A Corporation in the Development Stage)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Symphony Acquisition Corp.

We have audited the accompanying balance sheet of Symphony Acquisition Corp. (a corporation in the development stage, the “Company”) as of May 21, 2008, and the related statements of operations, stockholders’ equity and cash flows for the period from March 26, 2008 (inception) to May 21, 2008. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Symphony Acquisition Corp. as of May 21, 2008, and the results of its operations and its cash flows for the period from March 26, 2008 (inception) to May 21, 2008 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. The Company has no operations and as discussed in Note 2, is in the process of raising capital through a Proposed Offering. This raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BDO Seidman, LLP

BDO Seidman, LLP
New York, New York
June 11, 2008

SYMPHONY ACQUISITION CORP.
(A Corporation in the Development Stage)

BALANCE SHEET

May 21, 2008
ASSETS
Current assets – Cash	$100,000
Deferred offering costs (Note 4)	102,952
Total assets	$202,952
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued expenses	$1,328
Accrued offering costs	77,952
Note payable to stockholder (Note 5)	100,000
Total liabilities	$179,280
Commitments (Note 6)
Stockholders’ equity (Notes 6 & 7)
Preferred stock, $.0001 par value	$—
Authorized 1,000,000 shares; none issued
Common stock, $.0001 par value
Authorized 25,000,000 shares
Issued and outstanding 1,760,937 shares	176
Additional paid-in capital	24,824
Deficit accumulated during the development stage	(1,328)
Total stockholders’ equity	$23,672
Total liabilities and stockholders’ equity	$202,952

See notes to financial statements.

SYMPHONY ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENT OF OPERATIONS
For the Period March 26, 2008 (Inception) to May 21, 2008

Formation costs	$1,000
General and administrative costs	328
Net loss	$(1,328)
Weighted average shares outstanding	1,760,937
Basic and diluted net loss per share	$(0.00)

See notes to financial statements.

SYMPHONY ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY
For the Period March 26, 2008 (Inception) to May 21, 2008

			Addition Paid-in Capital	Deficit Accumulated During the Development Stage	Total Stockholders’ Equity
	Common Stock
	Shares	Amount
Common shares issued to initial stockholders	1,760,937	$176	$24,824	$—	$25,000
Net Loss for the period	—	—	—	(1,328)	(1,328)
Balance at May 21, 2008	1,760,937	$176	$24,824	$(1,328)	$23,672

See notes to financial statements.

SYMPHONY ACQUISITION CORP.
(A Corporation in the Development Stage)

STATEMENT OF CASH FLOWS
For the Period March 26, 2008 (Inception) to May 21, 2008

Cash flow from operating activities
Net loss	$(1,328)
Adjustments to reconcile net loss to net cash used in operating activities:
Change in operating assets and liabilities:
Increase in accrued expenses	1,328
Net cash used in operating activities	-0-
Cash flows from financing activities
Proceeds from issuance of shares of common stock to initial stockholders	25,000
Proceeds from note payable to stockholder	100,000
Deferred offering costs	(25,000)
Net cash provided by financing activities	100,000
Net increase in cash	100,000
Cash at beginning of period	—
Cash at end of period	$100,000
Supplemental disclosure of non-cash financing activities:
Accrued offering costs	77,952

See notes to financial statements.

SYMPHONY ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations

Symphony Acquisition Corp. (the “Company”) was incorporated in Delaware on March 26, 2008 as a blank check company whose objective is to acquire an operating business.

At May 21, 2008, the Company had not yet commenced any operations. All activity through May 21, 2008 relates to the Company’s formation and the proposed public offering described below. The Company has selected March 31 as its fiscal year-end.

In connection with the Company’s organization, the Company’s initial stockholders purchased 1,760,937 units, each unit consisting of one share of common stock and one warrant to purchase one share of common stock, for $25,000 in cash at a purchase price of approximately $0.01 unit (the warrants included in such units were valued at a nominal amount). The purchase of these units by the initial Stockholders was recorded as equity. The warrants included in these initial units will be identical to the warrants included in the Units being sold in the Proposed Offering (as such terms are defined below) except that they will be exercisable in cash or on a cashless basis, at the holder’s option, and will not be redeemable by the Company, in each case so long as they are held by the initial stockholders.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering of up to 6,125,000 units (“Units”) which is discussed in Note 3 (“Proposed Offering”). The Company’s management has broad discretion with respect to the specific application of the net proceeds of this Proposed Offering, although substantially all of the net proceeds of this Proposed Offering are intended to be generally applied toward consummating a business combination with an operating business (“Business Combination”). Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, management has agreed that at least $7.72 per Unit sold in the Proposed Offering will be held in a trust account (“Trust Account”) and invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 having a maturity of 180 days or less and/or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 until the earlier of (i) the consummation of its first Business Combination and (ii) liquidation of the Company. The placing of funds in the Trust Account may not protect those funds from third party claims against the Company. Although the Company will seek to have all vendors, prospective target businesses or other entities it engages, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to any monies held in the Trust Account, there is no guarantee that they will execute such agreements. The Company’s Chairman of the Board, Chief Executive Officer and President has agreed that he will be personally liable under certain circumstances to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or vendors or other entities that are owed money by the Company for services rendered contracted for or products sold to the Company. However, there can be no assurance that he will be able to satisfy those obligations. The remaining net proceeds (not held in the Trust Account) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. Additionally, up to an aggregate of $1,000,000 of interest earned on the Trust Account balance may be released to the Company to fund working capital requirements. The Company, after signing a definitive agreement for the acquisition of a target business, is required to submit such transaction for stockholder approval. In the event that stockholders owning 40% or more of the shares sold in the Proposed Offering vote against the Business Combination and exercise their conversion rights described below, the Business Combination will not be consummated. All of the Company’s stockholders prior to the Proposed Offering, including all of the officers and directors of the Company (“Initial Stockholders”), have agreed to vote their 1,760,937 founding shares of common stock in accordance with the vote of the majority in interest of all other stockholders of the Company (“Public Stockholders”) with respect to any Business Combination. After consummation of a Business Combination, these voting safeguards will no longer be applicable.

SYMPHONY ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

1. Organization and Business Operations  – (continued)

With respect to a Business Combination which is approved and consummated, any Public Stockholder who voted against the Business Combination may demand that the Company convert his or her shares. The per share conversion price will equal the amount in the Trust Account, calculated as of two business days prior to the consummation of the proposed Business Combination, divided by the number of shares of common stock held by Public Stockholders at the consummation of the Proposed Offering. Accordingly, Public Stockholders holding 39.99% of the aggregate number of shares owned by all Public Stockholders may seek conversion of their shares in the event of a Business Combination. Such Public Stockholders are entitled to receive their per share interest in the Trust Account computed without regard to the shares held by Initial Stockholders. In addition, our initial stockholders have agreed to forfeit a portion of their securities and return them to Symphony for cancellation if more than a total of 35% of the shares sold in the offering (2,143,750 shares, or 2,465,312 shares if the over-allotment option is exercised in full) are either (i) purchased by us prior to the consummation of a business combination as described above or (ii) voted by the holders of such shares against a proposed business combination with a corresponding exercise of conversion rights and such business combination is consummated.

If we are unable to consummate a business combination within 24 months from the consummation of this offering, or 30 months from the consummation of this offering if we have entered into a definitive agreement with a target business for a business combination within 24 months from the consummation of this offering and such business combination has not yet been consummated within such 24 month period, our activities will be limited to our liquidation and dissolution and we will seek stockholder approval to liquidate and distribute the proceeds held in the trust account to our public stockholders. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Fund assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note 3).

As indicated in the accompanying financial statements, at May 21, 2008, the Company has no operations. Further, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty are discussed in Note 3. There is no assurance that the Company’s plans to raise capital or to consummate a Business Combination will be successful or successful within the target business acquisition period. These factors, among others, indicate that the Company may be unable to continue operations as a going concern.

2. Basis of Presentation and Summary of Significant Accounting Policies

The financial statements include the accounts of the Company for the period from March 26, 2008 (inception) to May 21, 2008.

Income Taxes

The Company follows Statement of Financial Accounting Standards No. 109 (“SFAS No. 109”), “Accounting for Income Taxes” which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns.

Net Income (Loss) Per Share

Basic earnings (loss) per share excludes dilution and is computed by dividing income (loss) available to common stockholders by the weighted average common stock outstanding for the period. Diluted earnings per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity.

SYMPHONY ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

2. Basis of Presentation and Summary of Significant Accounting Policies  – (continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Recently Issued Accounting Standards

In September 2006, the Financial Accounting Standards Board (“FASB”) issued FASB Statement No. 157, Fair Value Measurements, (“SFAS No. 157”), which defines fair value, establishes a framework for measuring fair value under GAAP, and expands disclosures about fair value measurements. SFAS No. 157 applies to other accounting pronouncements that require or permit fair value measurements. The new guidance is effective for financial statements issued for fiscal years beginning after November 15, 2007, and for interim periods within those fiscal years. Adoption of SFAS No. 157 has had no effect on the Company’s financial position, results of operations and cash flows.

In December 2007, the FASB issued SFAS 141, Business Combinations, (“SFAS 141(R)”). SFAS 141(R) retains the fundamental requirements of the original pronouncement requiring that the purchase method be used for all business combinations, but also provides revised guidance for recognizing and measuring identifiable assets and goodwill acquired and liabilities assumed arising from contingencies, the capitalization of in-process research and development at fair value, and the expensing of acquisition-related costs as incurred. SFAS 141(R) is effective for fiscal years beginning after December 15, 2008. In the event that the Company completes acquisitions subsequent to its adoption of SFAS 141 (R), the application of its provisions will likely have a material impact on the Company’s results of operations, although the Company is not currently able to estimate that impact.

In December 2007, the FASB issued SFAS 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51. SFAS 160 requires that ownership interests in subsidiaries held by parties other than the parent, and the amount of consolidated net income, be clearly identified, labeled and presented in the consolidated financial statements. It also requires once a subsidiary is deconsolidated, any retained noncontrolling equity investment in the former subsidiary be initially measured at fair value. Sufficient disclosures are required to clearly identify and distinguish between the interests of the parent and the interests of the noncontrolling owners. It is effective for fiscal years beginning after December 15, 2008, and requires retroactive adoption of the presentation and disclosure requirements for existing minority interests. All other requirements are applied prospectively. The Company does not expect the adoption of SFAS 160 to have a material impact on its financial condition or results of operations.

Management does not believe that any other recently issued, but not yet effective, accounting standards if currently adopted would have a material effect on the Company’s consolidated financial statements.

3. Proposed Public Offering

The Proposed Offering calls for the Company to offer for public sale up to 6,125,000 Units at a proposed offering price of $8.00 per Unit (plus up to an additional 918,750 units solely to cover over-allotments, if any). Each Unit consists of one share of the Company’s common stock and one Redeemable Common Stock Purchase Warrant (“Warrants”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing the later of the completion of a Business Combination and one year from the effective date of the Proposed Offering and expiring four years from the effective date of the Proposed Offering. The Company may redeem the Warrants, at a price of $.01 per Warrant upon 30 days’ notice after the Warrants become exercisable, only in the event that the last sale price of

SYMPHONY ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

3. Proposed Public Offering  – (continued)

the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. If the Company redeems the Warrants as described above, management will have the option to require any holder that wishes to exercise his Warrant to do so on a “cashless basis.” In such event, the holder would pay the exercise price by surrendering his Warrants for that number of shares of Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of Common Stock underlying the Warrants, multiplied by the difference between the exercise price of the Warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to holders of Warrants. No Warrants issued in connection with the Proposed Offering can be net-cash settled. The Company has no obligation to settle the Warrants for cash in the absence of an effective registration statement or under any other circumstances.

The Company will pay the underwriters in the Proposed Offering an underwriting discount of 7.0% of the gross proceeds of the Proposed Offering; however, the underwriters have agreed that 3.5% of the underwriting discounts will not be payable unless and until the Company completes a Business Combination and have waived their right to receive such payment upon the Company’s liquidation if it is unable to complete a Business Combination. The Company will also issue a unit purchase option, for $100, to EarlyBirdCapital, Inc., the representative of the underwriters in the Proposed Offering, to purchase 490,800 Units at an exercise price of $10.00 per Unit. The Units issuable upon exercise of this option are identical to the Units being offered in the Proposed Offering. The Company intends to account for the fair value of the unit purchase option, inclusive of the receipt of the $100 cash payment, as an expense of the Proposed Offering resulting in a charge directly to stockholders’ equity. The Company estimates that the fair value of this unit purchase option is approximately $1,639,272 ($3.34 per Unit) using a Black-Scholes option-pricing model. The fair value of the unit purchase option granted to the underwriter is estimated as of the date of grant using the following assumptions: (1) expected volatility of 50.3%, (2) risk-free interest rate of 3.94% and (3) expected life of 5 years. The unit purchase option may be exercised for cash or on a “cashless” basis, at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), such that the holder may use the appreciated value of the unit purchase option (the difference between the exercise prices of the unit purchase option and the underlying Warrants and the market price of the Units and underlying securities) to exercise the unit purchase option without the payment of any cash.

4. Deferred Offering Costs

Deferred offering costs consist principally of legal and underwriting fees incurred through the balance sheet date that are directly related to the Proposed Offering and that will be charged to stockholders’ equity upon the receipt of the capital raised. Should the Proposed Offering prove to be unsuccessful, these deferred costs as well as additional expenses to be incurred will be charged to operations.

5. Note Payable, Stockholder

The Company issued a $100,000 principal amount unsecured promissory note to the Company’s Chairman of the Board, Chief Executive Officer and President on May 19, 2008. The note is non-interest bearing and is payable on the earlier of May 19, 2009 or the consummation of the Proposed Offering. Due to the short-term nature of the note, the fair value of the note approximates its carrying amount.

6. Commitments

The Company presently occupies office space provided by an affiliate of the Company’s Chairman of the Board, Chief Executive Officer and President. Such affiliate has agreed that, until the Company consummates a Business Combination, it will make such office space, as well as certain office and secretarial services,

SYMPHONY ACQUISITION CORP.
(A Corporation in the Development Stage)

NOTES TO FINANCIAL STATEMENTS

6. Commitments  – (continued)

available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $10,000 per month for such services commencing on the effective date of the Proposed Offering.

Pursuant to letter agreements to be executed with the Company and the underwriter, the Initial Stockholders will waive their right to receive distributions with respect to their founding shares upon the Company’s liquidation.

Seven of the Initial Stockholders have committed to purchase 1,500,000 Warrants (“Insider Warrants”) at $0.70 per Warrant (for an aggregate purchase price of $1,050,000) privately from the Company. These purchases will take place simultaneously with the consummation of the Proposed Offering. All of the proceeds received from these purchases will be placed in the Trust Account. The Insider Warrants to be purchased by such purchasers will be identical to the Warrants underlying the Units being offered in the Proposed Offering except that if the Company calls the Warrants for redemption, the Insider Warrants may be exercisable on a “cashless basis,” at the holder’s option (except in the case of a forced cashless exercise upon the Company’s redemption of the Warrants, as described above), so long as such securities are held by such purchasers or their affiliates. Furthermore, the purchasers have agreed that the Insider Warrants will not be sold or transferred by them until after the Company has completed a Business Combination.

The Company believes the purchase price of $0.70 per Insider Warrant will represent the fair value of such warrants on the date of purchase and, accordingly, no compensation expense will be recognized in respect to the issuance of the Insider Warrants. The Company’s basis for concluding that the purchase price of the Insider Warrants approximates fair value is based on the trading prices of warrants issued in offerings of similarly situated public companies.

The Initial Stockholders will be entitled to registration rights with respect to their founding shares pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of the majority of these shares are entitled to make up to two demands that the Company register these shares at any time commencing three months prior to the third anniversary of the effective date of the Proposed Offering. In addition, the Initial Stockholders have certain “piggy-back” registration rights on registration statements filed subsequent to the third anniversary of the effective date of the Proposed Offering.

7. Preferred Stock

The Company is authorized to issue 1,000,000 shares of preferred stock with such designations, voting and other rights and preferences as may be determined from time to time by the Board of Directors.

The agreement with the underwriters prohibits the Company, prior to a Business Combination, from issuing preferred stock which participates in the proceeds of the Trust Account or which votes as a class with the Common Stock on a Business Combination.

$49,000,000

SYMPHONY ACQUISITION CORP.

6,125,000 Units

PROSPECTUS

EarlyBirdCapital, Inc.

Morgan Joseph	Pali Capital, Inc.

  , 2008

Until , 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is notauthorized or is unlawful.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and commissions) will be as follows:

Initial Trustees’ fee	$1,000	(1)
Initial SEC Registration Fee	4,261
FINRA filing fee	11,341
Accounting fees and expenses	60,000
Printing and engraving expenses	100,000
Directors & Officers liability insurance premiums	150,000	(2)
Legal fees and expenses (including blue sky services and expenses)	360,000
Miscellaneous	13,398	(3)
Total	$700,000

(1)	In addition to the initial acceptance fee that is charged by American Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to American Stock Transfer & Trust Company $16,100 for acting as trustee, as transfer agent of the registrant’s common stock, as warrant agent for the registrant’s warrants and as escrow agent.
(2)	This amount represents the approximate amount of director and officer liability insurance premiums the registrant anticipates paying following the consummation of its initial public offering and until it consummates a business combination.
(3)	This amount represents additional expenses that may be incurred by the Company in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14. Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraph B of Article Eighth of our amended and restated certificate of incorporation provides:

“The Corporation, to the full extent permitted by Section 145 of the GCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding for which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized hereby.”

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities.

(a) During the past three years, we sold the following units, each unit consisting of one share of common stock and one warrant each to purchase one share of common stock, without registration under the Securities Act:

Stockholders	Number of Units
Eric S. Rosenfeld	1,046,249
Rosenfeld 1991 Children’s Trust	250,000
Arnaud Ajdler	176,094
David D. Sgro	88,047
Gregory R. Monahan	88,047
Mark S. Hauser	37,500
David Walke	37,500
Joel M. Greenblatt	37,500

Such shares were issued on March 26, 2008 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to sophisticated, accredited individuals and entities. The units issued to the individuals and entities above were sold for an aggregate offering price of $25,000 at an average purchase price of approximately $0.01 per unit.

Eric S. Rosenfeld, David D. Sgro, Arnaud Ajdler, Mark S. Hauser, David Walke, Joel M. Greenblatt and Gregory R. Monahan have committed to purchase from us 1,500,000 warrants at $0.70 per warrant (for an aggregate purchase price of $1,050,000). These purchases will take place on a private placement basis simultaneously with the consummation of our initial public offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act.

No underwriting discounts or commissions were paid with respect to such sales.

Item 16. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement.*
3.1	Form of Amended and Restated Certificate of Incorporation.
3.2	By-laws.*
4.1	Specimen Unit Certificate.*
4.2	Specimen Common Stock Certificate.*
4.3	Specimen Warrant Certificate.*
4.4	Form of Warrant Agreement between American Stock Transfer & Trust Company and the Registrant.
4.5	Form of Unit Purchase Option to be granted to Representative.*
5.1	Opinion of Graubard Miller.*
10.1	Form of Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Eric S. Rosenfeld.*
10.2	Form of Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and David D. Sgro.*
10.3	Form of Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Arnaud Ajdler.*
10.4	Form of Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Mark S. Hauser.*
10.5	Form of Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Gregory R. Monahan.*
10.6	Form of Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and Joel M. Greenblatt.*

Exhibit No.	Description
10.7	Form of Letter Agreement among the Registrant, EarlyBirdCapital, Inc. and David Walke.*
10.8	Form of Investment Management Trust Agreement between American Stock Transfer & Trust Company and the Registrant.*
10.9	Form of Securities Escrow Agreement between the Registrant, American Stock Transfer & Trust Company and the Initial Stockholders.*
10.10	Form of Letter Agreement between Crescendo Advisors II, LLC and Registrant regarding administrative support.*
10.11	Form of Promissory Note issued to Eric S. Rosenfeld.*
10.12	Form of Registration Rights Agreement among the Registrant and the Initial Stockholders.*
10.13	Form of Subscription Agreements among the Registrant, Graubard Miller and each of Eric S. Rosenfeld, David D. Sgro, Arnaud Ajdler, Mark S. Hauser, David Walke, Joel M. Greenblatt and Gregory R. Monahan.*
23.1	Consent of BDO Seidman, LLP.
23.2	Consent of Graubard Miller (included in Exhibit 5.1).*
24	Power of Attorney (included on signature page of this Registration Statement).*

*	Previously filed.

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 12th day of August, 2008.

SYMPHONY ACQUISITION CORP.

By: /s/ Eric S. Rosenfeld Name: Eric S. Rosenfeld Title: Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date
/s/ Eric S. Rosenfeld Eric S. Rosenfeld	Chairman of the Board, Chief Executive Officer and President (Principal executive officer)	August 12, 2008
/s/ David D. Sgro David D. Sgro	Chief Financial Officer (Principal financial and accounting officer), Secretary and Director	August 12, 2008
/s/ Arnaud Ajdler Arnaud Ajdler	Director	August 12, 2008
* Mark S. Hauser	Director	August 12, 2008
* David Walke	Director	August 12, 2008
* By Eric S. Rosenfeld, Power of Attorney